
                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION
================================================================================

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                            dated as of May 17, 2004

                                      among

                          YORK RECEIVABLES FUNDING LLC,

                         YORK INTERNATIONAL CORPORATION,
                                   as Servicer

                     THE MEMBERS OF VARIOUS PURCHASER GROUPS
                         FROM TIME TO TIME PARTY HERETO

                                       and

              THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,
                                as Administrator

================================================================================

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                                TABLE OF CONTENTS
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                                                                                        PAGE
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ARTICLE I    AMOUNTS AND TERMS OF THE PURCHASES.................................         2

      Section 1.1.  Purchase Facility...........................................         2
      Section 1.2.  Making Purchases............................................         2
      Section 1.3.  Purchased Interest Computation..............................         5
      Section 1.4.  Settlement Procedures.......................................         5
      Section 1.5.  Fees........................................................         9
      Section 1.6.  Payments and Computations, Etc..............................        10
      Section 1.7.  Increased Costs.............................................        10
      Section 1.8.  Requirements of Law.........................................        11
      Section 1.9.  Inability to Determine Euro-Rate............................        12
      Section 1.10. Extension of Termination Date...............................        13

ARTICLE II   REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS......        14

      Section 2.1.  Representations and Warranties; Covenants...................        14
      Section 2.2.  Termination Events..........................................        14

ARTICLE III  INDEMNIFICATION....................................................        14

      Section 3.1.  Indemnities by the Seller...................................        14
      Section 3.2.  Indemnities by the Servicer.................................        16
      Section 3.3.  Funding Plan; Funding Losses................................        16

ARTICLE IV   ADMINISTRATION AND COLLECTIONS.....................................        17

      Section 4.1.  Appointment of the Servicer.................................        17
      Section 4.2.  Duties of the Servicer......................................        18
      Section 4.3.  Lock-Box Account Arrangements...............................        19
      Section 4.4.  Enforcement Rights..........................................        20
      Section 4.5.  Responsibilities of the Seller..............................        21
      Section 4.6.  Servicing Fee...............................................        21

ARTICLE V    THE AGENTS.........................................................        22

      Section 5.1.  Appointment and Authorization...............................        22
      Section 5.2.  Delegation of Duties........................................        23
      Section 5.3.  Exculpatory Provisions......................................        23
      Section 5.4.  Reliance by Agents..........................................        23

                                      -i-
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                                TABLE OF CONTENTS
                                  (continude)

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                                                                                               PAGE
      Section 5.5.  Notice of Termination Events............................................    24
      Section 5.6.  Non-Reliance on Administrator, Purchaser Agents and Other Purchasers....    24
      Section 5.7.  Administrators and Affiliates...........................................    25
      Section 5.8.  Indemnification.........................................................    25
      Section 5.9.  Successor Administrator.................................................    26

ARTICLE VI   MISCELLANEOUS..................................................................    26

      Section 6.1.  Amendments, Etc.........................................................    26
      Section 6.2.  Notices, Etc............................................................    26
      Section 6.3.  Successors and Assigns; Participations; Assignments.....................    27
      Section 6.4.  Costs, Expenses and Taxes...............................................    29
      Section 6.5.  No Proceedings; Limitation on Payments..................................    29
      Section 6.6.  GOVERNING LAW AND JURISDICTION..........................................    30
      Section 6.7.  Execution in Counterparts...............................................    30
      Section 6.8.  Survival of Termination.................................................    31
      Section 6.9.  WAIVER OF JURY TRIAL....................................................    31
      Section 6.10. Sharing of Recoveries...................................................    31
      Section 6.11. Right of Setoff.........................................................    31
      Section 6.12. Entire Agreement........................................................    31
      Section 6.13. Headings................................................................    31
      Section 6.14. Purchaser Groups' Liabilities...........................................    32
      Section 6.15. Confidentiality.........................................................    32

EXHIBIT I      Definitions
EXHIBIT II     Conditions of Purchases
EXHIBIT III    Representations and Warranties
EXHIBIT IV     Covenants
EXHIBIT V      Termination Events
EXHIBIT VI     Supplemental Perfection Representations, Warranties and Covenants

SCHEDULE I     Credit and Collection Policy
SCHEDULE II    Lock-Box Banks and Lock-Box Accounts
SCHEDULE III   Trade Names

ANNEX A           Initial Information Package
ANNEX B           Form of Purchase Notice
ANNEX C           Form of Assumption Agreement
ANNEX D           Form of Transfer Supplement
ANNEX E           Form of Paydown Notice
ANNEX F           List of Eligible Foreign Obligor Countries

      This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of May 17, 2004, among YORK RECEIVABLES FUNDING LLC, a Delaware limited liability company, as seller (the "Seller"), YORK INTERNATIONAL CORPORATION, a Delaware corporation ("York"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), GOTHAM FUNDING CORPORATION ("Gotham"), a Delaware corporation, as a Conduit Purchaser, THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, ("BTMNY"), as agent for the Gotham Purchaser Group, LIBERTY STREET FUNDING CORP. ("Liberty Street"), a Delaware corporation, as a Conduit Purchaser, THE BANK OF NOVA SCOTIA ("BNS"), a Canadian chartered bank acting through its New York Agency, as agent for the Liberty Street Purchaser Group, each of the other members of each Purchaser Group that become parties hereto by executing an Assumption Agreement or a Transfer Supplement and BTMNY as administrator for each Purchaser Group a party hereto or that become parties hereto (in such capacity, the "Administrator").

      PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, amended and restated supplemented or otherwise modified from time to time.

      The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers.

      This Agreement amends and restates in its entirety, as of the Closing Date, the Receivables Purchase Agreement, dated as of December 21, 2001 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the "Original Agreement"), among the Seller, the Servicer, the members of the various purchaser groups from time to time party thereto and PNC Bank, National Association, as administrator. Upon the effectiveness of this Agreement, the terms and provisions of the Original Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and York shall continue to be liable to any Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) with respect to all unpaid Investment, Discount (as such terms are defined in the Original Agreement) and fees and expenses (collectively, the "Original Agreement Outstanding Amounts") under the Original Agreement (which shall continue to accrue thereunder until such amounts are paid in full) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Original Agreement shall remain in full force and effect as security for such Original Agreement Outstanding Amounts until such Original Agreement Outstanding Amounts shall have been paid in full. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Original Agreement.

      In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

      Section 1.1.Purchase Facility.

            (a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), ratably request that the Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, but solely in the case of purchases (and not reinvestments), subject to the related Funding Plan. Subject to Section 1.4(b), concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases before the Facility Termination Date, based on the applicable Purchaser Group's Ratable Share of each purchase requested pursuant to Section 1.2(a) (each a "Purchase") (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) to the extent its Investment would not thereby exceed its Commitment and the Aggregate Investment would not (after giving effect to all Purchases on such date) exceed the Purchase Limit.

            (b) The Seller may, upon at least 60 days' written notice to the Administrator and each Purchaser Agent terminate the purchase facility provided for in this Section 1.1(b) in whole or, upon 30 days' written notice to the Administrator and each Purchaser Agent, from time to time, irrevocably reduce in part the unfunded portion of the Purchase Limit (but not below the amount which would cause the Group Investment of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000. Such reduction shall at the option of the Seller be applied either (i) ratably to reduce the Group Commitment of each Purchaser Group or (ii) to terminate the Group Commitment of any one Purchaser Group.

      Section 1.2. Making Purchases.

            (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B hereto delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least three Business Days before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, with respect to each Purchaser Group, being the aggregate of the Investments of each Purchaser within such Purchaser Group, relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) a pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Investment. If the Purchase is requested from a Conduit Purchaser and such Conduit Purchaser determines, in its sole discretion, to make the requested Purchase, such Conduit Purchaser shall transfer to the account of the Seller described in Section 1.2(b), below (the "Disbursement Account"), an amount equal to such Conduit Purchaser's Purchaser Group Ratable Share of such Purchase on the requested Purchase Date. If the Purchase is requested from the Related Committed Purchasers for a Purchaser Group (in the case where the related Conduit Purchaser determined not to or was unable to make such Purchase), subject to the terms and conditions hereof, such Related Committed Purchasers for a Purchaser Group shall transfer the applicable Purchaser Group's Ratable Share of each Purchase (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) into the Disbursement Account on the Purchase Date and shall use its reasonable best efforts to make such transfer by no later than 4:00 p.m. (New York time) on such Purchase Date.

            (b) On the date of each Purchase, each Purchaser (or the related Purchaser Agent on its behalf), shall make available to the Seller in same day funds, at, Wilmington Trust, account number 57038-0, ABA 031100092, an amount equal to the proceeds of such Purchase.

            (c)   Effective on the date of each Purchase pursuant to this
      Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser's Investment) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

            (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables,
      (iv) the Lock-Box Accounts (and the related lock-boxes) and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts (and such related lock-boxes) and amounts on deposit therein,

      (v) all books and records of each Receivable, all rights, remedies, powers and privileges of the Seller in any accounts into which Collections are or may be received and all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement and (vi) all proceeds and products of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

            (e) The Seller may, with the written consent of the Administrator and each Purchaser, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the consent of such Purchaser. Each new Purchaser (or Purchaser Group) and each Purchaser increasing its Commitment shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrator and the Seller an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers be executed by each Person in such new Purchaser's Purchaser Group).

            (f) Each Related Committed Purchaser's obligation hereunder shall be several, such that the failure of any Related Committed Purchaser to make a payment in connection with any purchase hereunder shall not relieve any other Related Committed Purchaser of its obligation hereunder to make payment for any Purchase. Further, in the event any Related Committed Purchaser fails to satisfy its obligation to make a purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group shall purchase the defaulting Related Committed Purchaser's Commitment Percentage of the related Purchase pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser; it being understood that a defaulting Related Committed Purchaser's Commitment Percentage of any Purchase shall be first put to the Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group and thereafter if there are no other Related Committed Purchasers in such Purchaser Group or if such other Related Committed Purchasers are also defaulting Related Committed Purchasers, then such defaulting Related Committed Purchaser's Commitment Percentage of such Purchase shall be put to each other Purchaser Group ratably and applied in accordance with this paragraph
      (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Purchaser shall be required to make a Purchase pursuant to this paragraph for an amount which would cause (i) the aggregate Investment of such Related Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment or (ii) the sum of the aggregate Investments of all Purchasers in the Purchaser Group of such Related Committed Purchaser (after giving effect to such Purchase) to exceed the sum of the Commitments of all of the Purchasers in such Purchaser Group.

      Section 1.3. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator and a Simple Majority of the Purchasers) be deemed to be 100%. The Purchased Interest shall become zero when the Aggregate Investment thereof and Aggregate Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

      Section 1.4. Settlement Procedures.

            (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

            (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the
      Servicer:

                  (i) set aside and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) for the benefit of each Purchaser Group, out of the Purchasers' Share of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Investment and not previously set aside, second, an amount equal to the fees set forth in each Purchaser Group Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchaser Group's Ratable Share of the Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside,

                  (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of the Purchasers' Share of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Investment, ratably, according to each Purchaser's Investment, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an

            Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%; provided, further, that in the case of any Purchaser that has provided notice (an "Exiting Notice") to its Purchaser Agent of its refusal, pursuant to Section 1.10, to extend its Commitment hereunder (an "Exiting Purchaser"), then such Purchaser's ratable share of such Collections based on its Investment shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

                  (iii) if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Purchasers' Share of the Collections (or in the case of an Exiting Purchaser an amount equal to such Exiting Purchaser's ratable share of such Collections based on its Investment; provided, that solely for the purpose of determining such Exiting Purchaser's ratable share of such Collections applicable to its Investment (and not for purposes of calculating any Fees or Discount payable to such Exiting Purchaser hereunder), such Exiting Purchaser's Investment shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Exiting Purchaser's Investment has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser's Investment shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Exiting Purchaser ratably in respect of its Investment (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and a Simple Majority of the Purchasers (or in the case of an Exiting Notice, such Exiting Notice has been revoked by the related Exiting Purchaser, and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Investment (or the Investment of the Exiting Purchaser) and ratably in accordance with each Purchaser's Investment, be reinvested in accordance with clause
            (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of Exiting Notice, and

                  (iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

            (c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, deposit into each applicable Purchaser's account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date (or solely with respect to Collections held for the Purchasers pursuant to clause (f)(iii) of Section
      1.4 such other date approved by the Administrator with at least (5) Business Days prior written notice to the Administrator of such payment), Collections held for each Purchaser with respect to such Purchaser's Portion(s) of Investment pursuant to clause (b)(i) or (f) plus the amount of Collections then held for such Purchaser pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, York may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchaser Group's Ratable Share of the Purchasers' Share of the Servicing Fee. On or before the last day of each Yield Period with respect to any Portion of Investment, the applicable Purchaser Agent will notify the Servicer by facsimile of the amount of the Discount accrued with respect to each such Portion of Investment during the related Yield Period then ending.

            (d) The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:

                  (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to each Portion of Investment maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause
            (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer's own account (payable in arrears on each Settlement
            Date) in payment in full of the aggregate of each Purchaser Group's Ratable Share of the Purchasers' Share of accrued Servicing Fees so set aside, and

                  (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Servicer's own account in payment in full of all accrued Servicing Fees, second to each Purchaser Agent ratably according to Discount (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Investment funded or maintained by the Purchasers within such Purchaser Agent's Purchaser Group, third to each Purchaser Agent ratably according to the Group Investment of such Purchaser Agent's Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of each Purchaser's Investment (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%); it being understood that each Purchaser Agent shall distribute the amounts described in the first and second clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Discount and Investment, respectively and fourth, if the Aggregate Investment and accrued Aggregate Discount with respect to each Portion of Investment for all Purchaser Groups have been reduced to zero, and all accrued Servicing Fees payable to the Servicer have been paid in full, to each Purchaser Group ratably (for the benefit of the Purchasers within such Purchaser Group) in accordance with its Ratable Share, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder.

After the Aggregate Investment, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

            (e)   For the purposes of this Section 1.4:

                  (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                  (ii) if on any day any of the representations or warranties in Section 1(g) or (n) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in clause (i) or (ii), or as
            otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

                  (iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

            (f) If at any time the Seller shall wish to cause the reduction of Aggregate Investment (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Investment), the Seller may do so as follows, but subject to the related Funding Plan for the applicable calendar month:

                  (i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex E hereto
            (A) at least two Business Days' prior written notice thereof for any reduction of Aggregate Investment less than or equal to $10,000,000 and (B) at least three Business Days' prior written notice thereof for any reduction of Aggregate Investment greater than $10,000,000 (in each case such notice shall include the amount of such proposed reduction and the proposed date on which such reduction will commence);

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

                  (iii) the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Investment, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the (i) next Settlement Date with respect to any Portions of Investment maintained by such Purchaser immediately following the related current Yield Period or
            (ii) such other date approved by the Administrator with at least five Business Days prior written notice to the Administrator of such payment, and the Aggregate Investment (together with the Investment of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

provided, that:

            (A) the amount of any such reduction shall be not less than $1,000,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the entire Aggregate Investment after giving effect to such reduction shall be not less than $50,000,000 and shall be in an integral multiple of $100,000 (unless the Aggregate Investment shall have been reduced to zero); and

            (B) with respect to any Portion of Investment, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

      Section 1.5. Fees. The Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers certain fees in the amounts and on the dates set forth in letters, dated the date hereof (or dated the date any such Purchaser Agent and the related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), each such letter (as amended, amended and restated, supplemented, or otherwise modified from time to time, a "Purchaser Group Fee Letter") in each case among the Seller, the Servicer, the related Purchasers and the related Purchaser Agent.

      Section 1.6. Payments and Computations, Etc.

            (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the applicable Purchaser's account (as such account is identified in the related Purchaser Group Fee Letter). All amounts received after 2:00 p.m. (New York City time) will be deemed to have been received on the next Business Day.

            (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to the Base Rate, payable on demand.

            (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

      Section 1.7. Increased Costs.

            (a) If any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator, the Program Administrator or any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or generally accepted accounting standard or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility or other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law, regulation or generally accepted accounting standard or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest or any portion thereof in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

            (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

            (d) Each Affected Person will notify Seller and the applicable Purchaser Agent promptly after it has received official notice of any event which will entitle such Affected Person to such additional amounts as compensation pursuant to this Section 1.7. Such additional amounts shall accrue from the date as to which such Affected Person becomes subject to such additional costs as a result of such event (or if such notice of such event is not given to Seller by such Affected Person within 90 days after such Affected Person received such official notice of such event, from the date which is 90 days prior to the date such notice is given to Seller by such Affected Person).

      For avoidance of doubt any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Financial Accounting Standards Board's Interpretation 46 (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto) shall be covered by this Section 1.7.

      Section 1.8. Requirements of Law.

            If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this
      Agreement:

                  (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or any portion thereof or in the amount of such Person's Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof),

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

                  (iii) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator or as a Purchaser Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Investment, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

      Each Affected Person will notify Seller and the applicable Purchaser Agent promptly after it has received official notice of any event which will entitle such Affected Person to such additional amounts as compensation pursuant to this
Section 1.8. Such additional amounts shall accrue from the date as to which such Affected Person becomes subject to such additional costs as a result of such event (or if such notice of such event is not given to Seller by such Affected Person within 90 days after such Affected Person received such official notice of such event, from the date which is 90 days prior to the date such notice is given to Seller by such Affected Person).

      Section 1.9. Inability to Determine Euro-Rate. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, or adequate means do not exist for ascertaining the Euro-Rate for such Yield Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (A) no Portion of Investment shall be funded at the Yield Rate determined by reference to the Euro-Rate and
(B) the Discount for any outstanding Portions of Investment then funded at the Yield Rate determined by reference to the Euro-Rate shall, on the last day of the then current Yield Period, be converted to the Yield Rate determined by reference to the Base Rate.

      (b) If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Purchaser, Purchaser Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Investment at the Yield Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (A) no Portion of Investment funded by the affected Person shall be funded at the Yield Rate determined by reference to the Euro-Rate and (B) the Discount for any outstanding Portions of Investment then funded at the Yield Rate determined by reference to the Euro-Rate shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period if such Person may lawfully continue to maintain such Portion of Investment at the Yield Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Investment at the Yield Rate determined by reference to the Euro-Rate to such day.

      Section 1.10. Extension of Termination Date. The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the Facility Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date. In the event that the Purchaser Agents are all agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchaser Agents may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys' Costs) shall be paid by the Seller. In the event the Purchaser Agents decline the request for such extension, the Administrator shall so notify the Seller of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the Purchaser Agents shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

      Section 2.1. Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III, IV and VI, respectively.

      Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of a Simple Majority of the Purchasers) or shall (at the direction of a Simple Majority of the Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III
                                 INDEMNIFICATION

      Section 3.1. Indemnities by the Seller. Without limiting any other rights that any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator, the Program Administrator or any Program Support Provider or any of their respective Affiliates, shareholders, employees, officers, directors, managers, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or the funding or maintenance thereof, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) recourse with respect to any Receivable to the extent that such Receivable is uncollectible on account of the insolvency, bankruptcy or lack of credit worthiness of the related Obligor, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct as of the date such information was provided (except to extent that such in formation relates expressly to an earlier date, and in which case such information shall be true and correct as of such earlier date), or the failure of any other information provided to such Indemnified Party by the Seller or Servicer with respect to Receivables or this Agreement to be true and correct as of the date such information was provided (except to extent that such in formation relates expressly to an earlier date, and in which case such information shall be true and correct as of such earlier date),

                  (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

                  (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

                  (iv) the failure to vest in the Administrator (for the benefit of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable,

                  (vii) any failure of the Seller, any Originator, any Affiliate of the Seller or the Servicer to perform its duties or obligations in accordance with the provisions hereof and the other Transaction Documents to which it is a party or under the Contracts,

                  (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

                  (ix) the commingling of Collections at any time with other funds,

                  (x)   the use of proceeds of purchases or reinvestments, or

                  (xi) any reduction in the Aggregate Investment as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

      Section 3.2. Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct as of the date such information was provided (except to extent that such in formation relates expressly to an earlier date, and in which case such information shall be true and correct as of such earlier date), or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct as of the date such information was provided (except to extent that such in formation relates expressly to an earlier date, and in which case such information shall be true and correct as of such earlier date), (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party, (f) the failure of the Servicer to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, for the benefit of the Affected Parties or otherwise, whether at the time of any purchase or reinvestment or at any subsequent time, or (g) any commingling by the Servicer of Collections at any time with other funds.

      Section 3.3. Funding Plan; Funding Losses. On or before the first Business Day of each calendar month, the Servicer (on behalf of the Seller) shall provide the Administrator and each Purchaser Agent with the Funding Plan for such calendar month (for the avoidance of doubt, any such anticipated purchases (but not reinvestments) and repayments under any Funding Plan remain subject to each of the terms and conditions of this Agreement). If any Affected Person actually incurs any loss (including loss of Yield), cost or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person), at any time, that is not otherwise paid in connection with the payment of Discount hereunder, as a result of (a) any settlement (including any full or partial repayment of principal) with respect to any Portion of Investment, howsoever funded, being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto or a day set forth in the related Funding Plan, (b) any Purchase not being completed by Seller in accordance with its request therefor under Section 1.2, or (c) any other reduction in a Purchaser's Investment not permitted pursuant to the terms of this Agreement then, upon written notice from the applicable Purchaser Agent to the Seller, the Seller shall pay to such Purchaser Agent for the account of the applicable Affected Persons within 5 Business Days the amount of such loss or expense. Each Affected Person agrees to use commercially reasonable efforts to mitigate any such loss, cost or expense. If an Affected Person incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person), at any time, and is not entitled to reimbursement for such loss or expense in the manner set forth above, such Affected Party shall individually bear such loss or expense without recourse to, or payment from, any other Affected Party.

                                   ARTICLE IV
                         ADMINISTRATION AND COLLECTIONS

      Section 4.1. Appointment of the Servicer.

            (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to York (in accordance with this Section 4.1) of the designation of a new Servicer, York is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchasers) or shall (at the direction of the Majority Purchasers) designate as Servicer any Person (including itself) to succeed York or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

            (b) Upon the designation of a successor Servicer as set forth in clause (a), York agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and York shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and, subject to restrictions in applicable contracts and agreements use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

            (c) York acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each Purchaser Group have relied on York's agreement to act as Servicer hereunder. Accordingly, York agrees that it will not voluntarily resign as Servicer.

            (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a "Sub-Servicer"); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchasers shall have consented in writing in advance to such delegation.

            (e) The Administrator and the Purchasers consent to the outsourcing of certain functions related to the servicing hardware and software utilized by the Servicer to Electronic Data Systems Corporation ("EDSC") as in effect on the date hereof; provided, that (i) the Servicer shall remain primarily liable for the performances and obligations subcontracted and (ii) the Seller, the Administrator, and each Purchaser Group shall have the right to look to the Servicer for performance of such subcontracts. York agrees that it shall provide the Administrator and each Purchaser Agent with: (I) within 10 Business Days of its receipt of a notice of termination from EDSC (or any Person acting on behalf of EDSC) related to such subcontract, a copy of such notice of termination; (II) a copy of any notice of termination issued by it to EDSC, contemporaneously with such delivery to EDSC; and (III) within 10 Business Days of the effectiveness of any material amendment, change, modification or waiver with respect to such subcontract to the extent related to accounts receivable outsourcing, an executed copy of such amendment, modification or waiver.

      Section 4.2. Duties of the Servicer.

            (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the account of each Purchaser Group, the amount of the Collections to which each such Purchaser Group is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action as the Servicer may determine to be appropriate to maximize Collections thereof or reflect adjustments required under the applicable Contract; provided, however, that: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Administrator or any Purchaser Group under this Agreement and (iii) if a Termination Event has occurred and York or an Affiliate thereof is serving as the Servicer, York or such Affiliate may take such action only upon the prior approval of the Administrator (with the consent of the

      Majority Purchasers). The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is York or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either: (A) a Termination Event has occurred or (B) the Administrator believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

            (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if York or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than York or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

            (c) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

      After such termination, if York or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

      Section 4.3. Lock-Box Account Arrangements. Upon the occurrence of a Termination Event, the Administrator may (with the consent of a Simple Majority of the Purchasers) or shall (upon the direction of a Simple Majority of the Purchasers) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts (and the related lock-boxes) transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts (and the respective related lock-boxes) redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account (or sent to the applicable related lock-box), and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account (and any such related lock-box), the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Groups, any Indemnified Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

      Section 4.4. Enforcement Rights.

            (a)   At any time following the occurrence of a Termination Event:

                  (i) the Administrator may (with the consent or at the direction of the Majority Purchasers) direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

                  (ii) the Administrator may (with the consent or at the direction of the Majority Purchasers) instruct the Seller or the Servicer to give notice of the Purchaser Groups' interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors, and

                  (iii) the Administrator may (with the consent or at the
            direction of the Majority Purchasers) request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license (or cause to be licensed) to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

            (b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the

      Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

            (c) The parties hereto hereby acknowledge that if at any time the Administrator takes steps in the name of Seller and on behalf of the Seller pursuant to the powers granted in Section 4.4(b) to collect any and all amounts or portions thereof due under any Pool Assets, the Administrator shall not have any rights to collect amounts or portions thereof in excess of the unpaid amounts due to the Administrator, the Purchaser Groups, any Indemnified Party or any other Persons hereunder, and the Administrator shall distribute or cause to be distributed such amounts in accordance with Section 4.2(b) and Article I (in each case as if such amounts were hold by the Servicer thereunder).

      Section 4.5. Responsibilities of the Seller.

            (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, York or the Originators thereunder.

            (b) York hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, York shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that York conducted such data-processing functions while it acted as the Servicer and shall be entitled to recover from the Servicing Fee its reasonable costs and expenses incurred while acting as such data-processing agent of the Servicer.

      Section 4.6. Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee (the "Servicing Fee") equal to 1.00% per annum of the daily average aggregate Outstanding Balance of the Pool Receivables. The Aggregate of each Purchaser Group's Ratable Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller.

      (b) If the Servicer ceases to be York or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V
                                   THE AGENTS

      Section 5.1. Appointment and Authorization. (a) Each Purchaser and each Purchaser Agent hereby irrevocably designates and appoints BTMNY as the "Administrator" hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. Further, Gotham, pursuant to the Program Administration Agreement, has appointed and authorized the Program Administrator (or its respective designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Program Administrator by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

      (b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser's Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

      (c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the

Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

      (d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

      Section 5.2. Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Section 5.3. Exculpatory Provisions. None of the Purchaser Agents, the Administrator, the Program Administrator or any of their shareholders, directors, officers, managers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person's gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent, the Program Administrator or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, any Originator or any of their Affiliates.

      Section 5.4. Reliance by Agents. (a) Each Purchaser Agent, the Program Administrator and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

      (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

      (c) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent's Purchasers.

      (d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the "Purchaser Agent" in the definition of "Purchaser Agent" hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

      Section 5.5. Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchasers (unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

      Section 5.6. Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, York, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, York, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, York, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      Section 5.7. Administrators and Affiliates. Each of the Purchasers, the Program Administrator and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, York, Servicer or any Originator or any of their Affiliates and BTMNY may exercise or refrain from exercising its rights and powers as if it were not the Administrator. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms "Purchaser" and "Purchasers" shall include each of the Purchaser Agents and the Administrator in their individual capacities.

      Section 5.8. Indemnification. Each Purchaser Group shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives, counsel and agents (to the extent not reimbursed by the Seller, York or Servicer and without limiting the obligation of the Seller, York or Servicer to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); provided, that in the case of each Purchaser that is a commercial paper conduit, such indemnity shall be provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding Notes. Notwithstanding anything in this Section 5.8 to the contrary, each of the Administrator, each Purchaser Agent and each Purchaser hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Note issued by such Conduit Purchaser is paid in full.

      Section 5.9. Successor Administrator. The Administrator may, upon at least five (5) days notice to the Seller, each Purchaser and each Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 6.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator and each of the Majority Purchasers, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, if required by the securitization program documents governing any Conduit Purchaser's commercial paper program, no such material amendment shall be effective until both Moody's and Standard & Poor's have notified the related Purchaser Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Notes; provided, further that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Investment of any Purchaser, any Purchaser's pro rata share of the Purchased Interest or any Related Committed Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of "Majority Purchaser" or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Concentration Percentage," "Concentration Reserve," "Concentration Reserve Percentage," "Eligible Receivable," "Ineligible Elimination Amounts," "Loss Reserve," "Loss Reserve Percentage," "Dilution Reserve," "Dilution Reserve Percentage," "Specifically Reserved Dilution Amount," "Termination Event," "Total Reserve," "Yield Reserve," or "Yield Reserve Percentage", (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or (I) otherwise materially and adversely affect the rights of any such Purchaser hereunder. No failure on the part of the Purchasers or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 6.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof (or in any Assumption Agreement pursuant to which it became a party hereto) or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

      Section 6.3. Successors and Assigns; Participations; Assignments.

            (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, neither the Seller nor York, as Servicer, may assign or transfer any of its respective rights or obligations or delegate any of its respective duties hereunder or under any Transaction Document without the prior written consent of the Administrator, the Purchaser Agents and the Purchasers.

            (b) Participations. Any Purchaser may sell to one or more Persons (each a "Participant") participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser's right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

            (c) Assignments by Certain Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons (each a "Purchasing Related Committed Purchaser"), reasonably acceptable to the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D hereto with any changes as have been approved by the parties thereto (a "Transfer Supplement"), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent. Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing

      Related Committed Purchaser as a "Related Committed Purchaser" and any resulting adjustment of the selling Related Committed Purchaser's Commitment.

            (d) Replaceable Related Committed Purchaser. If any Related Committed Purchaser (a "Replaceable Related Committed Purchaser") shall
      (i) petition the Seller for any amounts under Section 1.7 or 1.8 or (ii) cease to have a short-term debt rating of "A-1" by Standard & Poor's or "P-1" by Moody's (if such a rating is required by the related Purchaser's securitization program), the related Purchaser Agent or the Administrator may and if requested by the Seller, use its reasonable best efforts to designate a replacement financial institution (a "Replacement Related Committed Purchaser"), to which such Replaceable Related Committed Purchaser shall, subject to its receipt of an amount equal to the aggregate outstanding principal balance of its Investment and accrued and unpaid Discount thereon (and, if applicable, its receipt (unless a later date for the remittance thereof shall be agreed upon by the Seller and such Replaceable Related Committed Purchaser) of all amounts claimed under
      Section 1.7 and/or 1.8) promptly assign all of its rights, obligations and Commitment hereunder, together with all of its right, title and interest in, to and under the Purchased Interest allocable to it, to the Replacement Related Committed Purchaser in accordance with Section 6.3(c), above. Once such assignment becomes effective, the Replacement Related Committed Purchaser shall be deemed to be a "Related Committed Purchaser" for all purposes hereof and such Replaceable Related Committed Purchaser shall cease to be "Related Committed Purchaser" for all purposes hereof and shall have no further rights or obligations hereunder.

            (e) Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent or Program Support Provider in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder under clause (ii) above unless the assignee (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a supplement hereto, substantially in the form of Annex D hereto with any changes as have been approved by the parties thereto (also, a "Transfer Supplement"), duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee's right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

            (f) Opinions of Counsel. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of any Conduit Purchaser's Notes, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

      Section 6.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, each Purchaser Group and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, each Purchaser Group and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, (ii) all reasonable costs and expenses (including Attorney Costs and due diligence costs and expenses), if any, of the Administrator, each Purchaser Group and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents and (iii) all costs and expenses (including Attorney Costs) of the Administrator, each Purchaser Group and their respective Affiliates and agents in connection with any Take Out Securitization or the satisfaction of the conditions precedent thereto.

            (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 6.5. No Proceedings; Limitation on Payments.

            (a) Each of the Seller, York, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this Section 6.5(a) shall survive any termination of this Agreement.

            (b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser's securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section. 101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 6.5(b) shall survive any termination of this Agreement.

      Section 6.6. GOVERNING LAW AND JURISDICTION.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      Section 6.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

      Section 6.8. Survival of Termination. The provisions of Sections 1.7, 1.8, 3.1, 3.2, 6.4, 6.5, 6.6, 6.9 and 6.14 shall survive any termination of this Agreement.

      Section 6.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      Section 6.10. Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      Section 6.11. Right of Setoff. During a Termination Event, each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

      Section 6.12. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      Section 6.13. Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

      Section 6.14. Purchaser Groups' Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the intentional breach of this Agreement, willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, shareholders, directors, officers, employees, managers, attorneys or agents (including J.H. Management Corporation) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 6.15. Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding York and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to York, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any Program Support Provider, potential Program Support Provider and the Program Administrator (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over BTMNY, BNS, the Purchasers, the Purchaser Agents or any Program Support Provider.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           YORK RECEIVABLES FUNDING LLC, as Seller

                           By:   _______________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                 Address:

                                      York Receivables Funding LLC
                                      1403 Foulk Road, Suite 102
                                      Wilmington, Delaware 19803

                                      Attention: James P. Corcoran
                                      Telephone: (717) 771-7438
                                      Facsimile: (717) 771-6843

                           YORK INTERNATIONAL CORPORATION

                           By:   _______________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                  Address:

                                       York International Corporation
                                       631 S.  Richland Avenue
                                       York, Pennsylvania 17403

                                       Attention: James P. Corcoran
                                       Telephone: (717) 771-7438
                                       Facsimile: (717) 771-6843

                        S-1            Amended and Restated Receivables Purchase
                                                                       Agreement

                                  THE BANK OF TOKYO-MITSUBISHI, LTD., NEW
                                      YORK BRANCH,
                                      as Administrator

                                  By:   ________________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        Address:

                                             The Bank of Tokyo-Mitsubishi, Ltd.,
                                             New York Branch
                                             1251 Avenue of the Americas
                                             New York, NY  10020-1104

                                             Attention: Securitization Group
                                             Telephone No.: 212-782-6963
                                             Facsimile No.: 212-782-6448

                        S-2            Amended and Restated Receivables Purchase
                                                                       Agreement

PURCHASERS:

                                   GOTHAM FUNDING CORPORATION, as a Conduit
                                   Purchaser

                                   By:   _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         Address:

                                              Gotham Funding Corporation
                                              c/o J.H. Management Corporation
                                              One International Plaza
                                              Boston, MA 02110

                                              Attention: Nancy D. Smith
                                              Telephone No.: 617-951-7727
                                              Facsimile No.: 617-951-7050

                                       With a copy to:

                                            The Bank of Tokyo-Mitsubishi, Ltd.,
                                            New York Branch
                                            1251 Avenue of the Americas
                                            New York, NY  10020-1104

                                            Attention: Securitization Group
                                            Telephone No.:  212-782-6963
                                            Facsimile No.:  212-782-6448

                        S-3            Amended and Restated Receivables Purchase
                                                                       Agreement

                                LIBERTY STREET FUNDING CORP.,
                                as a Conduit Purchaser

                                By:   ______________________________________
                                      Name: ________________________________
                                      Title: _______________________________

                                      Address:

                                         Liberty Street Funding Corp.
                                         c/o Global Securitization Services, LLC
                                         114 West 47th Street, Suite 1715
                                         New York, New York 10036

                                         Attention: Andrew L. Stidd
                                         Telephone No.: (212) 302-5151
                                         Facsimile No.: (212) 302-8767

                                With a copy to:

                                         The Bank of Nova Scotia
                                         One Liberty Plaza
                                         New York, New York 10006

                                         Attention: Richard Garritt
                                         Telephone No.: (212) 225-5026
                                         Facsimile No.: (212) 225-5090

                        S-4            Amended and Restated Receivables Purchase
                                                                       Agreement

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         NEW YORK BRANCH,
                                         as Gotham Purchaser Agent

                                   By:   _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         Address:

                                            The Bank of Tokyo-Mitsubishi, Ltd.,
                                            New York Branch
                                            1251 Avenue of the Americas
                                            New York, NY  10020-1104

                                            Attention: Securitization Group
                                            Telephone No.: 212-782-6963
                                            Facsimile No.: 212-782-6448

                                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                            NEW YORK BRANCH,
                                            as Related Committed Purchaser

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            The Bank of Tokyo-Mitsubishi, Ltd.,
                                            New York Branch
                                            1251 Avenue of the Americas
                                            New York, NY  10020-1104

                                            Commitment $100,000,000

                        S-5            Amended and Restated Receivables Purchase
                                                                       Agreement

                         THE BANK OF NOVA SCOTIA,
                         as Liberty Street Purchaser Agent and Related Committed Purchaser

                         By: ________________________________________________
                             Name:___________________________________________
                             Title:__________________________________________

                             Address:

                                  The Bank of Nova Scotia
                                  One Liberty Plaza
                                  New York, New York 10006

                                  Attention: Richard Garritt
                                  Telephone No.: (212) 225-5026
                                  Facsimile No.: (212) 225-5090

                                  Commitment $100,000,000

                        S-6            Amended and Restated Receivables Purchase
                                                                       Agreement

                                    EXHIBIT I
                                   DEFINITIONS

      As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

      "Administrator" has the meaning set forth in the preamble to the Agreement.

      "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) or the federal government with respect to any Receivable described in clause (a)(ii) of the definition of "Eligible Receivable" shall not constitute an Adverse Claim.

      "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

      "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect:
(x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

      "Aggregate Discount" at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser's Investment at such time.

      "Aggregate Investment" means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to the Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Investment pursuant to Section 1.4(d) of the Agreement; provided, that if such Aggregate Investment shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

      "Agreement" has the meaning set forth in the preamble to the Agreement.

      "Assumption Agreement" means an agreement substantially in the form set forth in Annex C to the Agreement.

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

      "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

      "Base Rate" means, for any day, (a) in the case of the Purchaser Group including Gotham, the Gotham Base Rate, (b) in the case of the Purchaser Group including Liberty Street, the Liberty Street Base Rate, and (c) in the case of each other Purchaser Group, shall mean the rate set forth as the Base Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

      "BBA" means the British Bankers' Association.

      "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, any Originator, York or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

      "BTMNY" has the meaning set forth in the preamble to the Agreement.

      "BTM Trust Company" means the Program Administrator.

      "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York and
(b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

      "Cancelled Distributor" means each of the Obligors listed in the most recently delivered Information Package, with whom no Originator is doing business.

      "Cancelled Obligor" means an Obligor with whom York or any other Originator has ceased transacting business.

      "Change in Control" means (a) with respect to Seller, that at any time York shall fail to own, directly or indirectly through one or more wholly-owned Subsidiaries free and clear of any Adverse Claim, 100% of the shares of outstanding voting stock of the Seller on a fully diluted basis, (b) with respect to any Originator other than York, that at any time York shall fail to own, directly or indirectly through one or more wholly-owned Subsidiaries free and clear of any Adverse Claim, 100% of the share of outstanding voting stock of such Originator on a fully diluted basis, and (c) with respect to York, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) of 20% or more of the shares of outstanding voting stock of York.

      "Closing Date" means May 17, 2004.

      "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, York, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or that are applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

      "Commitment" means, with respect to each Related Committed Purchaser, the maximum amount which such Purchaser is obligated to pay hereunder on account of any Purchase, as set forth below its signature to this Agreement or in the Assumption Agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b).

      "Commitment Percentage" means, for each Related Committed Purchaser in a Purchaser Group, such Related Committed Purchaser's Commitment divided by the total of all Commitments of all Related Committed Purchasers in such Purchaser Group.

      "Company Note" has the meaning set forth in Section 3.1 of the Purchase and Sale Agreement.

      "Concentration Percentage" means as to any Obligor which is (a) a Group A Obligor, 16.0%, (b) a Group B Obligor, 16.0%, (c) a Group C Obligor, 8.0%, or
(d) a Group D Obligor, 5.0%.

      "Concentration Reserve" means, on any day, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date multiplied by (b) (i) the Concentration Reserve Percentage on such date, divided by (ii) 100% minus the Concentration Reserve Percentage on such date.

      "Concentration Reserve Percentage" means, on any date, the quotient of (i) the greatest of (a) the largest aggregate Outstanding Balance of the Receivables of any single Group A Obligor or Group B Obligor, (b) the sum of the largest aggregate Outstanding Balances of the Receivables of any two Group C Obligors or
(c) the sum of the largest aggregate Outstanding Balances of the Receivables of any four Group D Obligors, divided by (ii) the aggregate Outstanding Balance of all Eligible Receivables, on such date. For the purposes of this definition the Outstanding Balance of an Obligor shall exclude the Excess Concentration Amounts for such Obligor.

      "Conduit Purchasers" means each commercial paper conduit that is a party to the Agreement, as a purchaser, or that becomes a party to the Agreement, as a purchaser pursuant to an Assumption Agreement.

      "Contract" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

      "CP Rate" for any Yield Period for any Portion of Investment (a) in the case of the Purchaser Group including Gotham, means the Gotham CP Rate, (b) in the case of the Purchaser

Group including Liberty Street, means the Liberty Street CP Rate and (c) in the case of each other Purchaser Group, shall mean the rate set forth as the CP Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

      "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of each Originator and of York in effect on the date of the Agreement and described in Schedule I to the Agreement, as the same may be modified from time to time in compliance with the Agreement.

      "Current Days' Sales Outstanding" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables that are not passed their respective due date as of the last day of the most recent three calendar months divided by (b)(i) the average of the aggregate credit sales made by the Originators during most recent three calendar months divided by (ii) 90.

      "Cut-off Date" has the meaning set forth in the Purchase and Sale
Agreement.

      "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

      "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables (other than any Receivable the Obligor of which is an Affiliate of any Originator) during such month excluding Ineligible Elimination Amounts, by (b)(i) at all times during which the Current Days' Sales Outstanding is less than or equal to 45, the aggregate credit sales made by the Originators (other than any sales made to an Obligor which is an Affiliate of any Originator) during the month that is five months before such month and (ii) at all other times, the aggregate credit sales made by the Originators (other than any sales made to an Obligor which is an Affiliate of any Originator) during the month that is six months before such month.

      "Defaulted Receivable" means a Receivable:

            (a) as to which any payment, or part thereof, remains unpaid for more than 120 days, in each case from the due date for such payment, or

            (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been charged-off as uncollectible or (iii) that should have been charged-off as uncollectible pursuant to the Credit and Collection Policy. The "Outstanding Balance" of any Defaulted Receivable the Obligor of which is not a Cancelled Obligor shall be determined without regard to any credit memos or balances. The "Outstanding Balance" of any Defaulted Receivable the Obligor of which is a Cancelled Obligor shall be determined with regard to any credit memos or balances applicable to such Cancelled Obligor, provided that such credit memos or balances are applied in chronological order beginning with the most current "Outstanding Balances"; provided, however, that if such credit memos or balances exceed the "Outstanding Balances" of such Cancelled Obligor then the excess of such credit memos or balances over such "Outstanding Balances" shall be applied and reported to the "current aging" category as set forth on the Information Package.

      "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables (other than any Receivable the Obligor of which is an Affiliate of any Originator) on such day excluding Ineligible Elimination Amounts by (b) the aggregate Outstanding Balance of all Pool Receivables (other than any Receivable the Obligor of which is an Affiliate of any Originator) on such day.

      "Delinquent Receivable" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the due date for such payment or (b) without duplication, which has been (or consistent with the Credit and Collection Policy, would be) classified as a Delinquent Receivable by the applicable Originator. The `Outstanding Balance' of any Delinquent Receivable the Obligor of which is not a Cancelled Obligor shall be determined without regard to any credit memos or balances. The "Outstanding Balance" of any Delinquent Receivable the Obligor of which is a Cancelled Obligor shall be determined with regard to any credit memos or balances applicable to such Cancelled Obligor provided that such credit memos or balances are applied in chronological order beginning with the most current "Outstanding Balances"; provided, however, that if such credit memos or balances exceed the "Outstanding Balances" of such Cancelled Obligor then the excess of such credit memos or balances over such "Outstanding Balances" shall be applied and reported to the "current aging" category as set forth on the Information Package.

      "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month excluding payments related to Ineligible Elimination Amounts, Specifically Reserved Dilution Amount and amounts reported as non-dilutive credits and rebills on the Information Package, by (b) the aggregate credit sales made by the Originators during the calendar month that is one month prior to such calendar month.

      "Dilution Reserve" means, on any day, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by
(ii) 100% minus the Dilution Reserve Percentage on such date.

      "Dilution Reserve Percentage" means, on any date that the Servicer has long-term senior unsecured debt ratings as set forth in the grid below, the applicable percentage determined in accordance with the formula indicated under the heading "Dilution Reserve Percentage Clause":

                          YORK RECEIVABLES FUNDING LLC
                           DILUTION RESERVE PERCENTAGE

                                                                 DILUTION RESERVE PERCENTAGE
 MOODY'S RATING                            S&P RATING                    CLAUSE
------------------                    ------------------         ----------------------------
Better than Baa1                        Better than BBB+                  (I)
      Baa1                                    BBB+                        (I)
      Baa1                                     BBB                       (II)
      Baa1                                    BBB-                       (II)
      Baa1                               Lower than BBB-                 (III)
      Baa2                                    BBB+                       (II)
      Baa2                                     BBB                       (II)
      Baa2                                    BBB-                       (II)
      Baa2                               Lower than BBB-                 (III)
      Baa3                                    BBB+                       (II)
      Baa3                                     BBB                       (II)
      Baa3                                BBB- or Lower                  (III)
 Lower than Baa3                              BBB+                       (III)
 Lower than Baa3                               BBB                       (III)
 Lower than Baa3                              BBB-                       (III)
 Lower than Baa3                         Lower than BBB-                 (III)
    Not Rated                                Not Rated                   (III)

Ratings based on Servicer's long-term unsecured debt ratings.

Where:
   (I)      = 10%

  (II) the greater of (a) 10.00%,or (b) the percentage determined by the following formula: ED x DHR

 (III) the greater of (a) 10.00% or (b) the percentage determined by the following formula: [[(2.0 x ED) + ((DS-ED) x DS/ED))] x DHR];

provided that, (i) if the Servicer has only one long-term unsecured debt rating, the Servicer may obtain an additional long-term senior unsecured debt rating from a nationally recognized rating agency reasonably acceptable to the Administrative Agent, and until the issuance of such additional rating, the Dilution Reserve Percentage shall be determined by reference to the ratings level which is one ratings level lower than the ratings level of the available rating and (ii) if any rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which such change is first announced by the applicable Rating Agency.

For the purposes of this definition, the abbreviations set forth in the formulas above shall have the following meanings:

ED = the "Expected Dilution," which shall be equal to the 12-month rolling average Dilution Ratio, expressed as a percentage;

DS = the "Dilution Spike," which shall be equal to the highest one month Dilution Ratio over the immediately preceding 12 months, expressed as a percentage; and

DHR = the "Dilution Horizon Ratio," which shall be equal to the aggregate credit sales made by the Originators (other than sales to Obligors which are Affiliates of any Originator) during the two preceding calendar months divided by the Net Receivables Pool Balance as of the last day of most recent calendar month; provided, however, if the Servicer has a rating of at least BBB- from Standard & Poor's and Baa3 from Moody's, the "Dilution Horizon Ratio" shall be equal to:

(i) the aggregate credit sales made by the Originators (other than sales to Obligors which are Affiliates of any Originator) during the preceding calendar month plus (ii) 50% of the aggregate credit sales made by the Originators (other than sales to Obligors which are Affiliates of any Originator) during the penultimate calendar month.

      "Discount" means with respect to any Purchaser:

            (a) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will be funded by such Purchaser during such Yield Period through the issuance of Notes:

                                CPR x I x ED/360

            (b) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will not be funded by such Purchaser during such Yield Period through the issuance of
      Notes:

                              YR x I x ED/Year + TF

      where:

            YR     =    the Yield Rate, as applicable, for such Portion of
                        Investment for such Yield Period with respect to such Purchaser,

            I      =    the Investment with respect to such Portion of
                        Investment during such Yield Period with respect to such Purchaser,

            CPR    =    the CP Rate for the Portion of Investment for such Yield
                        Period with respect to such Purchaser,

            ED     =     the actual number of days during such Yield Period,

            Year   =    if such Portion of Investment is funded based upon: (a)
                        the Euro-Rate, 360 days, and (b) the Base Rate, 365 or
                        366 days, as applicable, and

            TF      =   the Termination Fee, if any, for the Portion of
                        Investment for such Yield Period with respect to such Purchaser;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Investment shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "Eligible Foreign Obligor" means an Obligor which is:

      (a) (i) a resident of any country listed on Annex F to the Agreement, (ii) a member of the Organisation for Economic Co-operation and Development (or any successor organization) and (iii) has a short-term foreign currency rating (or, if such country does not have such a short-term foreign currency rating, a long-term foreign currency rating) of at least "A-2" (or "A+") by Standard & Poor's and "P-2" (or "A1") by Moody's; provided, that the Eligible Receivables (to the extent that they satisfy each of the other requirements in the definition of Eligible Receivable) related to such Obligors in the aggregate, shall not exceed 5.00% of the aggregate Outstanding Balance of all other Eligible Receivables at such time; or

      (b) (i) a Canadian resident, (ii) a member of the Organisation for Economic Co-operation and Development (or any successor organization), and (iii) Canada then maintains a short-term foreign currency rating (or, if Canada does not have such a short-term foreign currency rating, a long-term foreign currency rating) of at least "A-1" (or "A+") by Standard & Poor's and "P-1" (or "A1") by Moody's; provided that Eligible Receivables (to the extent that they satisfy each of the other requirements in the definition of Eligible Receivable), related to such Obligors in the aggregate shall not exceed 5.00% of the aggregate Outstanding Balance of all other Eligible Receivables at such time.

      "Eligible Receivable" means, at any time, a Pool Receivable:

            (a)   the Obligor of which is: (A)(i) a United States resident or
      (ii) an Eligible Foreign Obligor, (B) such Receivable results from goods and services sold in and performed in and/or shipped from the United States by the applicable Originator and (C) payment for such goods and services is denominated and payable only in U.S. dollars in the United States and payable to such Originator at a Lock-Box Bank and subject to a Lock-Box Agreement, (D) not a Government Authority; provided, however, that if the Obligor of such Receivable is a Government Authority, such Receivable shall be deemed to satisfy the requirements of this clause (D) to the extent that the sum of aggregate Outstanding Balance of such Receivables at such time is less than or equal to 6.00% of the aggregate Outstanding Balance of all other Eligible Receivables at such time, as determined, without giving effect to this proviso or the provisos to clause (a)(i); provided, further that if a Servicer Downgrade Event exists, the percentage of Receivables the

      Obligors of which are Government Authorities described in clause (D) above shall automatically be reduced to zero (0.00%) (it being understood that during the continuance of a Servicer Downgrade Event, if, with respect to any Receivable the Obligor of which is a Government Authority, the Seller and the applicable Originator shall have provided evidence reasonably satisfactory to the Administrator that any such Receivable complies fully with the Federal Assignment of Claims Act and all other similar applicable laws of Governmental Authorities with respect to any transfer or pledge of such Receivable have been fully complied with and such Receivable otherwise satisfies the requirements of this definition, such Receivable shall be deemed to satisfy the requirements of this clause (D) upon written notice thereof by the Administrator; (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement; and (iv) not an Affiliate of York (for the avoidance of doubt, after each of the conditions set forth in Section (q) of paragraph 1 of
      Exhibit IV are satisfied, no foreign receivable shall be an "Eligible Receivable" hereunder),

            (b) that is denominated and payable only in U.S. dollars in the United States,

            (c) that does not have a stated maturity which is more than 60 days after the original invoice date of such Receivable; provided, however, that up to 10.00% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 60 days but not more than 180 days from the original invoice date of such Receivable; provided, further, that up to 10.00% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 180 days but not more than 360 days from the original invoice date of such Receivables and such Receivables are covered by an insurance policy in form and substance acceptable to the Purchasers,

            (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator's business,

            (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

            (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

            (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

            (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

            (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

            (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

            (k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

            (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

            (m)   that is not a Defaulted Receivable or a Delinquent Receivable,

            (n) for which none of the Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor,

            (o) for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables,

            (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or Servicer thereof, including without limitation, any progress billed Receivables,

            (q) the Obligor of which is neither a Cancelled Distributor, nor Rheem Manufacturing Company or any of its successors,

            (r) does not have "pay-when-pay" or other similar terms where the related original due date is not a date certain set forth in the related Contract; provided however, that so long as such Receivable meets all of the other requirements of this definition, up to 2.00% of the aggregate Outstanding Balance of all Eligible Receivables may be "Eligible Receivables" without satisfying this clause (r), and

            (s) that represents amounts payable by the Obligor that are not related to maintenance billings that are billed in advance of the related service period or performance as set forth on the Servicer's books and records; provided however so long as a Receivable meets all of the other requirements of this definition, up to 4.00% of the aggregate Outstanding Balance of all Eligible Receivables may be "Eligible Receivables" without satisfying this clause (s).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or York, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or York, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

      "Euro-Rate" means with respect to any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the applicable Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Investment to be funded at the Yield Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                      Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor
      Euro-Rate = --------------------------------------------------
                        1.00 - Euro-Rate Reserve Percentage

where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Portion of Investment funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

      "Excess Concentration" means, on any date, the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables, on such date.

      "Excluded Foreign Receivables" each Receivable, the Obligor of which is not a United States resident to the extent originated from and after the cut-off date identified in the notice under Section (q) of section 1 of Exhibit IV.

      "Exiting Notice" has the meaning set forth in Section 1.4(b)(ii).

      "Exiting Purchaser" has the meaning set forth in Section 1.4(b)(ii).

      "Facility Termination Date" means the earliest to occur of: (a) with respect to each Purchaser, May 16, 2005, subject to any extension pursuant to
Section 1.10 of the Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section
2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) with respect to each Purchaser Group, the date that the commitments of all of the Liquidity Providers terminate under the related Liquidity Agreements, (e) with respect to each Purchaser Group, the date that the commitment, of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.10 and (f) the failure to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard & Poor's and such failure shall continue for 10 Business Days after such amendment is initially requested.

      "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the applicable Purchaser Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by such Purchaser Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

      "Fees" means the fees payable by the Seller to each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

      "Funding Plan" means, a written report delivered by the Seller (or the Servicer on its behalf) to the Administrator and each Purchaser Agent on or before the first Business Day of each calendar month setting forth each Business Day during such calendar month that the Seller anticipates either making a purchase (but not a reinvestment) in accordance with and subject to the terms and provisions of the Agreement (including Section 1.1(a)) or causing a reduction in the Aggregate Investment in accordance with and pursuant to the terms and provisions of the Agreement (including Section 1.4(f)); provided, that in no event shall the total number of Business Days for such anticipated changes set forth any Funding Plan on which either a purchase or a reduction is anticipated exceed four.

      "GAAP" means the generally accepted accounting principles and practices in the United States, consistently applied.

      "Gotham" has the meaning set forth in the preamble to the Agreement.

      "Gotham Base Rate" means, in the case of Gotham or any Purchaser in its Purchaser Group, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

            (a) the rate of interest in effect for such day as publicly announced from time to time by BTM Trust Company as its "prime rate" in the United States, such rate to change as and when such designated rate changes (this "prime rate" is not intended to be the lowest rate of interest charged by BTM Trust Company in connection with extensions of credit to debtors), and

            (b) 0.50% per annum above the latest Federal Funds Rate determined by its Purchaser Agent.

      "Gotham CP Rate" means, with respect to Gotham for any Yield Period with respect to any Portion of Investment, the per annum rate calculated by its Purchaser Agent to reflect Gotham's cost of financing such Portion of Investment, taking into account the "weighted average cost" (as defined below) related to the issuance of Gotham's Notes that are allocated, in whole or in part, by Gotham (or by its Purchaser Agent) to fund or maintain such Portion of Investment (and which may also be allocated in part to the funding of other Portions of Investment hereunder or of other assets of Gotham); provided, however, that if any component of such rate is a discount rate, in calculating the "Gotham CP Rate" for such Portion of Investment for such Yield Period, Gotham shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, Gotham's "weighted average cost" shall consist of (x) the actual interest rate (or discount) paid to purchasers of Gotham's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by Gotham (or by its Purchaser Agent) and (y) any incremental carrying costs incurred with respect to Gotham's Notes maturing on dates other than those on which corresponding funds are received by Gotham. Notwithstanding the foregoing, the "Gotham CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% above the Gotham Base Rate in effect on such day.

      "Gotham Yield Rate" for any Yield Period for any Portion of Investment of the Purchased Interest in the case of Gotham or any Purchaser in its Purchaser Group, means an interest rate per annum equal to: (a) the rate set forth as the "Applicable Margin" in the Purchaser Group Fee Letter relating to Gotham above the Euro-Rate for such Yield Period, or (b) if requested by the Seller, the Base Rate for such Yield Period; provided, however, that in the case of:

            (i) any Yield Period on or before the first day of which the Administrator shall have been notified by any Purchaser within the Gotham Purchaser Group or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person, to fund any Euro-

      Rate Portion of Investment (and such Person shall not have subsequently notified the Administrator that such circumstances no longer exist),

            (ii)  any Yield Period of one to (and including) 29 days,

            (iii) any Yield Period as to which the Administrator does not receive notice before noon (New York City time) on the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be a Euro-Rate Portion of Investment, or

            (iv) any Yield Period relating to a Portion of Investment that is less than $5,000,000,

the "Yield Rate" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. The "Yield Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.5% per annum above the applicable Base Rate in effect on such day.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Group A Obligor" means an Obligor with a short-term senior unsecured indebtedness rating (or, if such Obligor does not have such a short-term rating, a long-term senior unsecured indebtedness rating) of at least "A-1" (or "A+") by Standard & Poor's and "P-1" (or "A1") by Moody's.

      "Group B Obligor" means an Obligor with a short-term senior unsecured indebtedness rating (or, if such Obligor does not have such a short-term rating, a long-term senior unsecured indebtedness rating) of at least "A-2" (or "BBB+") by Standard & Poor's and "P-2" (or "Baa1") by Moody's, that is not a Group A Obligor.

      "Group C Obligor" means an Obligor with a short-term senior unsecured indebtedness rating (or, if such Obligor does not have such a short-term rating, a long-term senior unsecured indebtedness rating) of at least "A-3" (or "BBB-") by Standard & Poor's and "P-3" (or "Baa3") by Moody's, that is not a Group A Obligor or a Group B Obligor.

      "Group Commitment" means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.

      "Group D Obligor" means an Obligor which is not a Group A Obligor, a Group B Obligor, a Group C Obligor or an Eligible Foreign Obligor.

      "Group Investment" means with respect to any Purchaser Group, an amount equal to the aggregate of all Investments of the Purchasers within such Purchaser Group.

      "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

      "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

      "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

      "Ineligible Elimination Amounts" means amounts which are reported by the Servicer as inputs to the Information Package as credit memos or aged invoices which relate to Receivables, the Obligors of which are Cancelled Distributors.

      "Information Package" means a report, in substantially the form of Annex A to the Agreement (with appropriate additions and adjustments as may be requested by the Administrator or any Purchaser Agent, as such requested additions or adjustments are reasonably available or determinable by the Servicer), including all supporting input information, source data information, worksheets and calculations furnished to the Administrator and each Purchaser Group Agent pursuant to the Agreement.

      "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

      "Investment" means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to the Agreement, or such amount divided or combined in accordance with the Agreement, in each case reduced from time to time by Collections distributed and applied on account of such Investment pursuant to Section 1.4(d) of the Agreement; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

      "Liberty Street" has the meaning set forth in the preamble to the Agreement.

      "Liberty Street Base Rate" means, in the case of Liberty Street or any Purchaser in its Purchaser Group, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

      (a) the rate of interest in effect for such day as publicly announced from time to time by BNS in New York, New York as its "reference rate". Such "reference rate" is set by BNS based upon various factors, including BNS's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

      (b) 0.50% per annum above the latest Federal Funds Rate.

      "Liberty Street CP Rate" means, with respect to Liberty Street for any Yield Period with respect to any Portion of Investment, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Liberty Street's Notes that are allocated, in whole or in part, by Liberty Street (or by its Purchaser Agent) to fund or maintain such Portion of Investment (and which may also be allocated in part to the funding of other Portions of Investment hereunder or of other assets of Liberty Street); provided, however, that if any component of such rate is a discount rate, in calculating the "Liberty Street CP Rate" for such Portion of Investment for such Yield Period, Liberty Street shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, Liberty Street's "weighted average cost" shall consist of (x) the actual interest rate (or discount) paid to purchasers of Liberty Street's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by Liberty Street (or by its Purchaser Agent) and (y) any incremental carrying costs incurred with respect to Liberty Street's Notes maturing on dates other than those on which corresponding funds are received by Liberty Street. Notwithstanding the foregoing, the "Liberty Street CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

      "Liberty Street Yield Rate" for any Yield Period for any Portion of Investment of the Purchased Interest in the case of Liberty Street or any Purchaser in its Purchaser Group, means an interest rate per annum equal to: (a) the rate set forth as the "Applicable Margin" in the Purchaser Group Fee Letter relating to Liberty Street above the Euro-Rate for such Yield Period, or (b) if requested by the Seller the Base Rate for such Yield Period; provided, however, that in the case of:

                  (i) any Yield Period on or before the first day of which BNS shall have been notified by any Purchaser within the Liberty Street Purchaser Group or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person, to fund any Euro-Rate Portion of Investment (and such Person shall not have subsequently notified BNS that such circumstances no longer exist),

                  (ii)  any Yield Period of one to (and including) 29 days,

                  (iii) any Yield Period as to which BNS does not receive notice before noon (New York City time) on the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be a Euro-Rate Portion of Investment, or

                  (iv) any Yield Period relating to a Portion of Investment that is less than $5,000,000,

the "Yield Rate" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. The "Yield Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% per annum above the applicable Base Rate in effect on such day.

      "Liquidity Agent" means each of the banks acting as agent for the various Liquidity Banks under each Liquidity Agreement.

      "Liquidity Agreement" means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser's Purchases.

      "Liquidity Provider" means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

      "Lock-Box Account" means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of, directly or indirectly, receiving Collections.

      "Lock-Box Agreement" means (i) with respect to any lock-box agreement executed prior to the Closing Date, an agreement, among, inter alia, each applicable Originator, the Seller, the Servicer, the Administrator and a Lock-Box Bank and (ii) with respect to any lock-box agreement executed on or after the Closing Date, an agreement, among, inter alia, each Originator, the Seller, the Servicer, the Administrator and a Lock-Box Bank.

      "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

      "Loss Horizon" (a) (i) at all times during which the Current Days' Sales Outstanding is less than or equal to 45, the aggregate credit sales (other than sales made to an Obligor which is an Affiliate of any Originator) made by the Originators during the five most recent calendar months, and (ii) at all other times, the aggregate credit sales (other than sales made to an Obligor which is an Affiliate of any Originator) made by the Originators during the six most recent calendar months divided by (b) the Net Receivables Pool Balance as of such date.

      "Loss Reserve" means, on any date, an amount equal to (a) the Aggregate Investment at the close of business of the Servicer on such date multiplied by
(b) (i) the Loss Reserve Percentage on such date divided by (2) 100% minus the Loss Reserve Percentage on such date.

      "Loss Reserve Percentage" means, on any date, the greater of, (a) 15.0% and (b) the product of (i) 2 times (ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (iii) the Loss Horizon.

      "Majority Purchasers" means, at any time, Purchasers whose Commitments aggregate more than 66.67% of the aggregate of the Commitments of all Purchasers; provided, however, that so long as any Purchaser's Commitment is greater than 50% of the aggregate Commitments, then "Majority Purchasers" shall mean a minimum of two Purchasers whose Commitments aggregate more than 50% of the aggregate Commitments.

      "Material Adverse Effect" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

            (a) the assets, operations, business or financial condition of such Person.

            (b) the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

            (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

            (d) the status, perfection, enforceability or priority of any Purchaser's or the Seller's interest in the Pool Assets.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the sum of (i) the Excess Concentration and (ii) Specifically Reserved Dilution Amount; provided that such calculation shall exclude the Receivables for which the related Obligor has a net credit balance with respect to such Obligor's Eligible Receivables.

      "Notes" means short-term promissory notes issued, or to be issued, by each Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

      "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

      "Original Agreement" has the meaning set forth in the preliminary statements of the Agreement.

      "Original Agreement Outstanding Amounts" has the meaning set forth in the preliminary statements of the Agreement.

      "Originator" has the meaning set forth in the Purchase and Sale Agreement.

      "Originator Assignment Certificate" means each assignment, in substantially the form of Exhibit C to the Purchase and Sale Agreement, evidencing Seller's ownership of the Receivables generated by Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Sale Agreement.

      "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

      "Payment Date" has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement.

      "Performance Guaranty" means the Amended and Restated Performance Guaranty, dated as of the Closing Date, by York in favor of the Administrator, on behalf of the Purchasers, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Portion of Investment" means, with respect to any Purchaser and its related Investment, the portion of such Investment being funded or maintained by such Purchaser by reference to a particular interest rate basis.

      "Program Administration Agreement" means that certain management agreement between Gotham and BTM Trust Company governing certain aspects of the administration of Gotham's commercial paper facility.

      "Program Administrator" means Bank of Tokyo-Mitsubishi Trust Company, a New York corporation and its successors under the Program Administration Agreement.

      "Program Support Agreement" means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser's securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

      "Program Support Provider" means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

      "Purchase" is defined in Section 1.1(a).

      "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of December 21, 2001, among the Seller and the Originators, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Purchase and Sale Agreement.

      "Purchase and Sale Indemnified Party" has the meaning set forth in Section
9.1 of the Purchase and Sale Agreement.

      "Purchase and Sale Termination Date" has the meaning set forth in Section
1.4 of the Purchase and Sale Agreement.

      "Purchase and Sale Termination Event" has the meaning set forth in Section
8.1 of the Purchase and Sale Agreement.

      "Purchase Date" means the date of which a Purchase or a reinvestment is made pursuant to the Agreement.

      "Purchase Facility" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

      "Purchase Limit" means $200,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Investment.

      "Purchase Price" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

      "Purchase Report" has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement.

      "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                      Aggregate Investment + Total Reserves
                  -----------------------------------------------
                          Net Receivables Pool Balance

      The Purchased Interest shall be determined from time to time pursuant to
Section 1.3 of the Agreement.

      "Purchaser" means each Conduit Purchaser and/or each Related Committed Purchaser, as applicable.

      "Purchaser Agent" means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

      "Purchaser Group" means, for each Conduit Purchaser, such Conduit Purchaser, its Related Committed Purchasers and its related Purchaser Agent.

      "Purchaser Group Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

      "Purchasers' Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

      "Ratable Share" means, for each Purchaser Group, such Purchaser Group's aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

      "Rating Agency" means each of Standard & Poor's and Moody's.

      "Rating Agency Condition" means, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Standard & Poor's and Moody's that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Conduit Purchaser to be downgraded or withdrawn.

      "Receivable" means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor (other than (i) any YorkSource Receivables, (ii) only after each of the conditions set forth in clause (q) of paragraph 1 of Exhibit IV the Agreement have been satisfied, Excluded Foreign Receivables and any other foreign receivables included at the time of such Take-Out Securitization pursuant to and in accordance with such clause (q), or (iii) such Originator's "Miami Export Portfolio" relating to its Latin America operations and individuals on their books and records under the indicator "Company 810"), whether constituting an account, chattel paper, instrument or general intangible, arising in connection with property or goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered by an Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

      "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased or otherwise acquired by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.

      "Related Committed Purchaser" means each Person listed as such (and its respective Commitment) for each Conduit Purchaser as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement.

      "Related Rights" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

      "Related Security" means, with respect to any Receivable:

            (a) all of the Seller's and the Originator thereof's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

            (b) all instruments and chattel paper that may evidence such Receivable,

            (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

            (d) all of the Seller's and the Originator thereof's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance, letters of credit and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

      "Seller" has the meaning set forth in the preamble to the Agreement.

      "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

      "Servicer" has the meaning set forth in the preamble to the Agreement.

      "Servicer Downgrade Event" means either a withdrawal of York's long-term senior unsecured debt rating by Standard & Poor's or Moody's or the reduction of such rating below "BBB-" by Standard & Poor's or below "Baa3" by Moody's.

      "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

      "Settlement Date" means (a) prior to the Facility Termination Date the 23rd calendar day of each calendar month or if such day is not a Business Day the next succeeding Business Day and (b) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or in the absence of any such selection, the day which would be the Settlement Date for the Portion of Investment pursuant to clause
(a) of this definition; provided, that the initial Settlement Date shall be the Closing Date.

      "Simple Majority" means, at any time, Purchasers whose Commitments aggregate 50% or more of the aggregate of the Commitments of all Purchasers; provided, however, that so long as any Purchaser's Commitment is greater than 50% but less than 100% of the aggregate

Commitments, then "Simple Majority" shall mean a minimum of two Purchasers whose Commitments aggregate more than 50% of the aggregate Commitments.

      "Solvent" means, with respect to any Person at any time, a condition under which:

            (a) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

            (b) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

            (c) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

            (d) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

      For purposes of this definition:

            (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

            (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

            (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

            (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

      "Specifically Reserved Dilution Amount" means, at any time, the sum of (A) the greater of (i) the UPG Cash Discount Reserve and (ii) an amount equal to the product of (x) 0.008 and (y) the aggregate credit sales made by the Unitary Products Group segment of York in the most recent calendar month; (B) the greater of (i) the UPG Co-op Advertising Reserve and (ii) an amount equal to the product of (x) 0.01 and (y) the aggregate credit sales made by the Unitary Products Group segment of York in the most recent calendar month; (C) the greater of (i) the UPG Volume Rebates Reserve and (ii) an amount equal to the product of (x) .002 and (y) the aggregate credit sales made by the Unitary Products Group segment of York in the most recent calendar month; (D) the greater of (i) the York Refrigeration Group Rebate Reserve and
(ii) an amount equal to the product of (x) 0.0225 and (y) the aggregate credit sales made by the York Refrigeration Group segment of York in the most recent calendar month; and (E) the UPG Price Discount Matrix Reserve; it being understood that in each case, such other factor as reasonably determined by York with the consent of the Purchasers, the Purchaser Agents and the Administrator may be used in lieu of the specific factor stated herein.

      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

      "Take Out Securitization" means, subject to Section (q) of paragraph 1 of
Exhibit IV, any asset securitization, secured loan, receivables sale or similar transaction undertaken by the Seller with a third party (excluding any Originator) involving foreign receivables (and the Related Security with respect thereto), other than one pursuant to the Transaction Documents; provided, that the effective date of any such Take Out Securitization shall occur on the last day of a monthly accounting period and; provided further that Seller concurrently notifies the Originators that foreign receivables shall no longer be acquired by it under the Purchase and Sale Agreement as of the cut-off date specified in the notice delivered under Section (q) of paragraph 1 of Exhibit IV.

      "Tangible Net Worth" means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

      "Termination Day" means: (a) each day on which the conditions set forth in
Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

      "Termination Event" has the meaning specified in Exhibit V to the Agreement.

      "Termination Fee" means, for any Yield Period, with respect to any Purchaser, the amount, if any, by which: (a) the additional Discount related to such Purchaser's Investment (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period) that would have accrued during such Yield Period on the reductions of Investment relating to such Yield Period had such reductions not been made, exceeds (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of Investment, as determined by the such Purchaser's Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

      "Total Reserves" means, at any time, the sum of the Yield Reserve and the greater of (a) the sum of the Loss Reserve and the Dilution Reserve, or (b) the Concentration Reserve.

      "Transaction Documents" means the Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Purchase and Sale Agreement, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

      "Transfer Supplement" has the respective meanings set forth in Sections 6.3(c) and 6.3(e).

      "Turnover Rate" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the Outstanding Balance of all Pool Receivables as of the last day of the most recent calendar month, divided by (b) the quotient of (i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month, divided by (ii) 3.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

      "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

      "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

      "UPG Cash Discount Reserve" means, at any time, the greater of (a) the balance as of the end of the most recent calendar month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, cash discounts affecting the Receivables; or (b) the highest amount of credits issued in any calendar month over the immediately preceding three calendar months related to such cash discounts credits.

      "UPG Co-op Advertising Reserve" means, at any time, the greater of (a) the balance as of the beginning of the most recent calendar month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, co-op advertising programs affecting the Receivables; or (b) the amount of credits issued in the most recent calendar month related to such co-op advertising programs.

      "UPG Price Discount Matrix Reserve" means, at any time, the greater of (a) the balance as of the end of the most recent calendar month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, price discounts affecting the Receivables; or (b) the actual amount of credits issued against Receivables in the most recent calendar month related to such pricing discounts.

      "UPG Volume Rebates Reserve" means, at any time, an amount equal to the sum of (A) an amount equal to the product of (x) 0.50 and (y) the balance as of the beginning of the most recent calendar month of reserves or liabilities maintained on the books and records of the Unitary Products Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, volume rebates affecting the Receivables; and (B) the amount of credits issued in the most recent calendar month related to such volume rebates (if current month credits are less than or equal to $0, then credits issued in the calendar month that is one month prior to the current calendar month).

      "Yield Period" means, with respect to each Portion of Investment: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial Purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.

      "Yield Rate" for any Yield Period for any Portion of Investment of the Purchased Interest (a) in the case of the Purchaser Group including Gotham, means the Gotham Yield Rate, (b) in the case of the Purchaser Group including Liberty Street, means the Liberty Street Yield Rate and (c) in the case of each other Purchaser Group, shall mean the rate set forth as the Yield Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

      "Yield Reserve" shall be equal to the Aggregate Investment multiplied by a percentage equal to (a) the Yield Reserve Percentage divided by (b) 100% minus the Yield Reserve Percentage.

      "Yield Reserve Percentage" means, on any date, an amount equal to (a) the sum of the Base Rate for the most recent period plus 1.0%, multiplied by (b) the product of 1.5 times the Turnover Rate, divided by (c) 12.

      "York" has the meaning set forth in the preamble to the Agreement.

      "York Refrigeration Group Rebate Reserve" means, at any time, the greater of (a) the balance as of the beginning of the most recent calendar month of reserves or liabilities maintained on the books and records of the York Refrigeration Group segment of York or the Servicer in the ordinary course of business according to policies consistently applied and reported on the Information Package related to, or in anticipation of, rebate programs affecting the Receivables; or (b) the amount of credits issued in the most recent calendar month related to such rebate programs.

      "YorkSource Receivables" means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor arising after July 16, 2004 related to an Originator's YorkSource program with respect to bundled design, installation, operation and maintenance contracts (including the related usage billings and equipment costs) as set forth on such Originator's books and records.

      Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term. Unless the context otherwise requires, any reference to a calendar month, whether used in any calculation or otherwise, which such calendar month occurred prior to the Closing Date shall be and shall be deemed to be a reference to a "Fiscal Month" (as such term is defined in the Original Agreement).

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES

      1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:

            (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

            (b) Certified copies of: (i) the resolutions of the Board of Directors, the Managing Member or other managers of each of the Seller, the Originators and York authorizing the execution, delivery and performance by the Seller, such Originator and York, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or certificate of formation and limited liability company agreement or any other organizational document, as applicable, of the Seller, each Originator and York.

            (c) A certificate of the Secretary or Assistant Secretary of the Seller, the Originators and York certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator or York, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or York, as the case may be.

            (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, York and the Administrator (on behalf of each Purchaser) contemplated by the Agreement and the Purchase and Sale Agreement.

            (e) Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, York or the Seller (other than the financing statements in favor of the "Administrator" under the Original Agreement and each of which shall have been fully assigned to the Administrator).

            (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in subsection (d) above that name the Originators or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator or any Purchaser Agent may request, showing no Adverse Claims on any Pool Assets.

            (g) Copies of executed Lock-Box Agreements with each Lock-Box Bank and each amendment thereto.

            (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of: (i) Blank Rome LLP, counsel for the Seller, each Originator, York and the Servicer, and (ii) general counsel for Seller, York and each Originator.

            (i) Satisfactory results of a review and audit (performed by representatives of each Purchaser Agent) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) in each case, in the sole discretion of the Administrator and each Purchaser.

            (j) An Information Package representing the performance of the Receivables Pool for the calendar month before closing and a Funding Plan for the calendar month during which the Closing Date occurs.

            (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in
      Section 6.4 of the Agreement and the Fee Letter.

            (l) Each Purchaser Group Fee Letter (received only by the related Purchaser Group Agent) duly executed by the Seller and the Servicer.

            (m) Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization and principal place of business.

            (n) To the extent required by each Conduit Purchaser's commercial paper program, letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

            (o) Each Liquidity Agreement (received only by the related Purchaser Group Agent) and all other Transaction Documents duly executed by the parties thereto.

            (p) A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request.

            (q) Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

      2. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each reinvestment shall be subject to the further conditions precedent that:

            (a) solely in the case of each purchase but not a reinvestment, the Servicer shall have delivered to the Administrator and each such Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and such Purchaser Agent, a Funding Plan, a completed pro forma Information Package to reflect the level of Investment with respect to each Purchaser Group and related reserves and the calculation of the Purchased Interest after such subsequent purchase and a completed purchase notice in the form of Annex B to the Agreement; and

            (b) on the date of such purchase or reinvestment, the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                  (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

                  (iii) after giving effect to such purchase or reinvestment, the Purchased Interest will not exceed 100% and the Aggregate Investment will not exceed the Purchase Limit; and

                  (iv)  the Facility Termination Date shall not have occurred.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

      1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

            (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign organization in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certification of formation or limited liability company agreement, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

            (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

            (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) There is no pending or, to Seller's best knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.

            (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to
      Section 12 of the Securities Exchange Act of 1934.

                                     III-1

            (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, Administrator (for the benefit of each Purchaser) shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Administrator (for the benefit of each Purchaser) in the Pool Assets, and the Administrator (for the benefit of each Purchaser) has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Purchase and Sale Agreement and the Administrator (for the benefit of each Purchaser) relating to the Agreement, or in respect of which the Administrator has received evidence satisfactory to the Administrator of acknowledgment copies, or time-stamped receipt copies, of proper financing statements releasing or terminating, as applicable, all security interests and other rights of any Person in such Pool Asset.

            (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator or any Purchaser Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished, and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (i) The Seller's principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 1(b) and 2(b) of Exhibit IV to the Agreement. The Seller is a limited liability company, organized under the laws of the State of Delaware and its organizational number is 3469762.

            (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts (and the related lock-boxes) at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts (and such other related lock-boxes) as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts (and all related lock-boxes) are subject to Lock-Box Agreements. Seller has not granted to any Person, other than the Administrator as contemplated by the Agreement, dominion and control of any Lock-Box Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event.

            (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

                                     III-2

            (l) Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.

            (m) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

            (n) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

            (o) No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event and no event would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom that constitutes a Termination Event or an Unmatured Termination Event.

            (p) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

            (q) The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

            (r) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it and all laws, rules, regulations and orders that are applicable to it.

            (s) The Seller's complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to
      Section 1(k)(iv) of Exhibit IV to the Agreement.

            (t) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (u) With respect to each Receivable transferred to the Seller under the Purchase and Sale Agreement, Seller has given reasonably equivalent value to the Originator thereof in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the

                                     III-3

      Purchase and Sale Agreement is or may be voidable under any section of the Bankruptcy Code.

            (v) Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (w) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

            (x) The Seller has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      2. Representations and Warranties of York (including in its capacity as the Servicer). York, individually and in its capacity as the Servicer, represents and warrants as follows:

            (a) York is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

            (b) The execution, delivery and performance by York, of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws,
      (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which York is a party have been duly executed and delivered by York.

                                     III-4

            (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by York of the Agreement or any other Transaction Document to which it is a party.

            (d) Each of the Agreement and the other Transaction Documents to which York is a party constitutes the legal, valid and binding obligation of York enforceable against York in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) The balance sheets of York and its consolidated Subsidiaries as at December 31, 2003, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of York and its consolidated Subsidiaries as at such date and the results of the operations of York and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2003 there has been no event or circumstances which have had a Material Adverse Effect.

            (f) Except as disclosed in the most recent audited financial statements of York furnished to the Administrator and each Purchaser Agent, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could have a Material Adverse Effect.

            (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to
      Section 12 of the Securities Exchange Act of 1934.

            (h) Each Information Package (if prepared by York or one of its Affiliates, or to the extent that information contained therein is supplied by York or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator, any Purchaser or any Purchaser Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or as of the date so furnished and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

            (i) The principal place of business and chief executive office (as such terms are used in the UCC) of York and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement. York is a corporation, organized under the laws of the State of Delaware and its organizational number is 2164946.

                                     III-5

            (j) York is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.

            (k) Neither York nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.

            (l) The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

            (m) York has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

            (n) York is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, York is not a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (o) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Servicer which would have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

            (p)   [RESERVED].

            (q) The Servicer has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                                     III-6

                                   EXHIBIT IV
                                    COVENANTS

      1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

            (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

            (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement and keep its state of organization at the state set forth in Section 1(a) of
      Exhibit III or, pursuant to clause (k)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC or to be filed in the incorrect jurisdiction in order to protect and perfect the interest of the Administrator (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) as a first priority security interest; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Seller will (and will cause each Originator to) on or prior to the date of the Agreement, mark its master data processing records and other books and records relating to the Purchased Interest (and at all times thereafter (until the latest of the Facility Termination Date or the date all other amounts owed by the Seller under the Agreement shall be paid in full) continue to maintain such records) with a legend, acceptable to the Administrator, describing the Purchased Interest.

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

            (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest which shall not be greater than 100%, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (for the benefit of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (for the benefit of the Purchasers) as the Administrator, may reasonably request.

            (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph; provided however, the Seller may (I) sell (or direct the Servicer on its behalf to sell) to a third-party collection agency, any Receivables (and the Related Security with respect thereto) in an arms-length transaction which, consistent with the Credit and Collection Policy and the terms and conditions of this Agreement and the other Transaction Documents, have been written off the Seller's books as uncollectible if all proceeds of any such sale are remitted to a Lock-Box Account and are treated and applied as Collections hereunder and distributed as such in accordance herewith and (II) may sell and assign, without recourse, any Excluded Foreign Receivables (and the Related Security with respect thereto) in connection with a Take Out Securitization, after satisfaction of each of the conditions set forth in clause (q) of this Exhibit IV and if all proceeds of any such sale are remitted to a Lock-Box Account and are treated and applied as Collections hereunder and distributed as such in accordance herewith; provided, further, no such sale or assignment, as applicable, shall be permitted (A) at any time a Termination Event or an Unmatured Termination Event exists or would result from such sale or assignment, as applicable and (B) unless each buyer or assignor, as applicable, in any such sale or assignment, as applicable, agrees that any amounts payable by a Conduit Purchaser in connection with any such sale or assignment, as applicable, are subject to the limitations set forth in
      Section 6.5(b) of the Agreement and that it will not institute any proceeding of the type described in clause (f) of Exhibit V hereto against any Conduit Purchaser until a year and a day after the latest maturing
      Note issued by such Conduit Purchaser has finally been paid in full. The Administrator and each Purchaser Agent agree that each (i) automatically and without any further consent or action release and all of their right, title and interest in, to and under each such Receivable (and the Related Security with respect thereto) which has been sold or assigned, as applicable, in accordance with the terms of this clause (e) and (ii) agree, from time to time take such action, or execute and deliver such instruments, at the sole expense of the Seller, (including authorizing the filing UCC3 termination statements) as may be reasonably requested by the Seller (or the Servicer on its behalf) in order to release the Administrator's security interest in such Receivable (and the Related Security with respect thereto) so sold or assigned, as applicable.

            (f) Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

            (g) Change in Business or Credit and Collection Policy. The Seller shall not make (or permit any Originator to make) any change in the character of its business or in any Credit and Collection Policy that would have a Material Adverse Effect. The Seller shall not make (or permit any Originator to make) any other change in any Credit and Collection Policy without the prior written consent of thereof to the Administrator and each Purchaser Agent.

            (h) Audits. The Seller shall (and shall cause each Originator to), from time to time during regular business hours, but no more frequently than annually unless (x) a Termination Event or an Unmatured Termination Event has occurred and is continuing or (y) in the opinion of the Administrator (with the consent or at the direction of the Majority Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Seller's performance or ability to perform in any material respect its obligations under the Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator or any Purchaser, permit the Administrator or any Purchaser, or agent or representatives of the Administration or any
      Purchaser: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or any such Originator) relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, York's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, York or the Originator having knowledge of such matters and (iii) without limiting clauses (i) and (ii) above, no more than once annually (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material variance in the performance of the Receivables), during regular business hours, and upon reasonable prior notice, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller's expense, a review of the Seller's books and records with respect to such Receivables.

            (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any

      Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in
      Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originators, the Servicer or any Lock-Box Account (or related lock-box), unless the Administrator and the Majority Purchasers shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may reasonably request in connection therewith. Notwithstanding anything herein to the contrary, the Administrator and the Majority Purchasers shall not be required to consent in connection with the Seller's request to terminate and/or add any bank as a Lock-Box Bank and/or Lock-Box Account provided that the new Lock-Box Bank or Lock-Box Account to be added is (or is with) a commercial bank having a combined capital and surplus of at least $250,000,000. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections, including, from and after the effectiveness of any Take Out Securitization, cash or cash proceeds related to Excluded Foreign Receivables or any cash or cash proceeds of receivables which do not constitute "Receivables" under the Transaction Documents at the time of deposit.

            (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof, and (ii) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis). Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections including, from and after the effectiveness of any Take Out Securitization, cash or cash proceeds related to Excluded Foreign Receivables cash or cash proceeds of receivables which do not constitute "Receivables" under the Transaction Documents at the time of deposit.

            (k) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;

                  (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

                  (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of material liability on the Seller and/or any such Affiliate;

                  (iv) at least 30 days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                  (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) litigation or proceeding relating to any Transaction Document;

                  (vi) promptly after obtaining knowledge thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator; and

                  (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

            (l) Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchasers, the Seller will not (and will not permit any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of incorporation or by-laws.

            (m) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

                  (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms, and (B) if no amounts are then outstanding under the Company Note, the Seller may declare and pay dividends.

                  (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare:
            (A) any dividend if, after giving effect thereto, the Seller's Tangible Net Worth would be less than $20,000,000 or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

            (n) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

            (o) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchaser Groups and the Administrator under the Agreement and under each Purchaser Group Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Note; and (iii) other legal and valid organizational purposes.

            (p) Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $20,000,000.

            (q) Take Out Securitization of Foreign Receivables. The Seller may, upon not less than 30 days prior written notice from it (or the Servicer on its behalf) to the Administrator, the Originators and each Purchaser (which notice shall specify the cut-off date after which foreign receivables shall no longer be sold by Originators and purchased by the Seller under the Purchase and Sale Agreement), enter into a Take Out Securitization, but solely to the extent that each of the following conditions have been satisfied:

                  (i) On or prior to the effectiveness of such Take Out Securitization and the documents relating thereto and if requested by the Administrator or any Purchaser Agent, the applicable transferees, lenders, investors and/or similar parties under such Take Out Securitization shall have delivered a fully executed copy of an intercreditor agreement among, inter alia, the Administrator and each Purchaser Agent, in form and substance reasonably acceptable to the Administrator and each such Purchaser Agent, and all of the conditions precedent to such intercreditor agreement shall have been satisfied;

                  (ii) On or prior to the effectiveness of such Take Out Securitization and the documents relating thereto, at the request of the Administrator or any Purchaser Agent, the Servicer shall have provided a twelve-month pro forma

            Information Package restating all applicable historical data and information from the Closing Date through the effective date of such Take Out Securitization, related to the Receivables Pool after giving effect to such Take Out Securitization;

                  (iii) On or prior to the effectiveness of such Take Out
            Securitization and the documents relating thereto, each of the Servicer and the Seller shall have delivered an officer certificate, stating that immediately prior to the effectiveness of the Take Out Securitization and immediately after giving effect thereto:

                  (A) each of the representations and warranties contained in the Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

                  (B) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such Take Out Securitization;

                  (C) the Purchased Interest will not exceed 100% and the Aggregate Investment will not exceed the Purchase Limit;

                  (D)   the Facility Termination Date shall not have occurred;
            and

                  (E)   upon the Administrator's consent referred to in clause
            (v) below related to the foreign Receivables with respect thereto the proceeds from any such Take Out Securitization have been remitted to a Lock-Box Account and are and will be treated and applied as Collections under the Agreement and distributed as such in accordance therewith.

                  (iv) On or prior to the effectiveness of such Take Out Securitization and the documents relating thereto, each of the Seller and the Servicer shall have provided the Administrator and each Purchaser Agent with such other approvals, opinions, reports or documents or shall enter into any amendments hereto as the Administrator or any Purchaser Agent may reasonably request.

                  (v) Upon the satisfaction of each of the conditions set forth in this Section 1(q) and payment of the fees set forth in
            Section 6.4 of the Agreement, the Administrator and each Purchaser Agent may, prior to the specified cut off date for such Take Out Securitization, consent to the Seller's disposal of the foreign Receivables in which it or any Purchaser then has an interest, and absent such consent the Seller shall not include any foreign receivable in which any Purchaser has an interest in the Take-Out Securitization (which excludes Excluded Foreign Receivables).

      2. Covenants of the Servicer and York. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchaser Agents, the Purchasers, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

            (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, York shall comply (and shall cause each Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

            (b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, York, shall keep (and shall cause each Originator to keep) its principal place of business and chief executive office (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of each Purchaser) in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, York, also will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) on or prior to the date of the Agreement, mark its master data processing records and other books and records relating to the Purchased Interest (and at all times thereafter (until the latest of the Facility Termination Date or the date all other amounts owing by the Seller under the Agreement shall be paid in full) continue to maintain such records) with a legend, acceptable to the Administrator, describing the Purchased Interest.

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, York, shall (and shall cause each Originator to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

            (d) Extension or Amendment of Receivables. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, York, shall not extend (and shall not permit any Originator to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

            (e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, York, shall not make (and shall not permit any Originator to make) any change in the character of its business or in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, York, shall not make (and shall not permit any Originator to make) any other change in any Credit and Collection Policy without the prior written consent of the Administrator and each Purchaser Agent.

            (f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, York, shall (and shall cause each Originator to), from time to time during regular business hours, but no more frequently than annual unless (x) a Termination Event or Unmatured Termination Event has occurred and is continuing or (y) in the opinion of the Administrator (with the consent or at the direction of the Majority Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Servicer's performance or ability to perform in any material respect its obligations under the Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator or a Purchaser, permit the Administrator or a Purchaser, or of the Administrator or any Purchaser agent or representative: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and
      (iii) without limiting clauses (i) and (ii) above, no more than once annually (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material variance in the performance of the Receivables), during regular business hours, and upon reasonable prior notice, to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer's expense, a review of the Servicer's books and records with respect to such Receivables.

            (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, York, shall not (and shall not permit any Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related lock-box), unless the Administrator and the Majority Purchasers shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may reasonably request in connection therewith. Notwithstanding anything herein to the contrary, the Administrator and the Majority Purchasers shall not be required to consent in connection with the Servicer's request to terminate and/or add any bank as a Lock-Box Bank and/or Lock-Box Account provided that the new Lock-Box Bank or Lock-Box Account to be added is (or is with) a commercial bank having a combined capital and surplus of at least

      $250,000,000. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections, including, from and after the effectiveness of any Take Out Securitization, cash or cash proceeds related to Excluded Foreign Receivables or any cash or cash proceeds of receivables which do not constitute "Receivables" under the Transaction Documents at the time of deposit.

            (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof, and (ii) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis). Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections, including, from and after the effectiveness of any Take Out Securitization, cash or cash proceeds related to Excluded Foreign Receivables. or any cash or cash proceeds of receivables which do not constitute "Receivables" under the Transaction Documents at the time of deposit.

            (i) Reporting Requirements. York shall provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

                  (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of York and the Seller, balance sheets of York and its consolidated Subsidiaries and of Seller as of the end of such quarter and statements of income, retained earnings and cash flow of York and its consolidated Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

                  (ii) as soon as available and in any event within 90 days after the end of each fiscal year of York and of Seller, a copy of the annual report for such year for York and its consolidated Subsidiaries and the Seller, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

                  (iii) as to the Servicer only, as soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the last day of such month or, within 10 Business Days of a request by the Administrator or any Purchaser Agent, an Information Package for such periods as is specified by the Administrator or such Purchaser Agent (including on a semi-monthly, weekly or daily basis);

                  (iv) as soon as possible and in any event within five days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of York setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all reports that York sends to any of its security holders, and copies of all reports and registration statements that York or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

                  (vi) promptly after the filing or receiving thereof, copies of all reports and notices that York or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of a liability on York and/or any such Affiliate;

                  (vii) at least thirty days before any change in York's or any
            Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                  (viii) promptly after York obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between York or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;

                  (ix) promptly after obtaining knowledge thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Servicer, the Seller or York or any of its subsidiaries;

                  (x) promptly after the occurrence thereof, notice of any downgrade or withdrawal of any of York's debt ratings (long or short term) by any Rating Agency;

                  (xi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of York or any of its Affiliates as the

            Administrator or any Purchaser Agent may from time to time reasonably request; and

                  (xii) promptly after the occurrence thereof, notice of any material acquisition or investment by York of or in any Person, business or operation.

      3. Separate Existence. Each of the Seller and York hereby acknowledges that the Purchasers, the Purchaser Agents, the Administrator and the Liquidity Providers are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from York and its Affiliates. Therefore, from and after the date hereof, each of the Seller and York shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of York and any other Person, and is not a division of York, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and York shall take such actions as shall be required in order that:

            (a) The Seller will be a limited purpose limited liability company whose primary activities are restricted in its limited liability company agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

            (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

            (c) Not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of York or any of its Affiliates. The limited liability company agreement of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and
      (ii) such provision cannot be amended without the prior written consent of the Independent Director;

            (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, York or any Affiliate thereof;

            (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

            (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant to the Agreement. The Seller will not incur any material indirect or overhead expenses for items shared with York (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that York shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

            (g) The Seller's operating expenses will not be paid by York or any other Affiliate thereof;

            (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

            (i) The Seller's books and records will be maintained separately from those of York and any other Affiliate thereof;

            (j) All financial statements of York or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose limited liability company exists as a Subsidiary of York, and (ii) the Originators have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

            (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of York or any Affiliate thereof;

            (l) The Seller will strictly observe organizational formalities in its dealings with York or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of York or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which York or any Affiliate thereof (other than York in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of York or any Subsidiary or other Affiliate of York. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

            (m) The Seller will maintain arm's-length relationships with York (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor York will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and York will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

            (n)   York shall not pay the salaries of Seller's employees, if any.

                                    EXHIBIT V
                               TERMINATION EVENTS

      Each of the following shall be a "Termination Event":

      (a) (i) the Seller, York, any Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for more than 15 Business Days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement (without counting any amounts made available in connection with the Take Out Securitization) and such failure shall continue unremedied for one Business Day, (iii) York shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator and the Majority Purchasers shall have been appointed, (iv) the Seller shall have breached any of its covenants and agreements set forth in the first sentence of paragraph 1(b), or in paragraphs 1(d), 1(e), 1(f), 1(i), 1(j), 1(l), 1(m), 1(n) or paragraph 3 of Exhibit IV to the Agreement, after giving effect to any applicable cure period, if any, expressly set forth therein, and solely to the extent that no cure period is set forth in the related paragraph, the applicable cure period shall be 5 Business Days or (v) York or the Servicer shall have breached any of its covenants and agreements set forth in the first sentence of paragraph 2(b), or in paragraphs 2(d), 2(g) or 2(h) or paragraph 3 of Exhibit IV to the Agreement, after giving effect to any applicable cure period, if any, expressly set forth therein, and solely to the extent that no cure period is set forth in the related paragraph, the applicable cure period shall be 5 Business Days;

      (b) York (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that York (or such Affiliate) then has as Servicer;

      (c) any representation or warranty made or deemed made by the Seller, the Servicer, York or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report (other than in any Information Package) delivered by the Seller, the Servicer, York or any Originator pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any respect when made or deemed made or delivered; provided, however, if the violation of this paragraph (c) by the Seller, the Servicer or any Originator may be cured without any potential or actual detriment to the Issuer, the Administrator or any Program Support Provider, the Seller, the Servicer, York, or such Originator, as applicable, shall have 15 Business Days from the earlier of (i) such Person's actual knowledge of such failure and (ii) notice to such Person of such failure to so cure any such violation before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure;

      (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

      (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

      (f) the Seller, York or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, York or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, York or any Originator shall take any organizational action to authorize any of the actions set forth above in this paragraph (f);

      (g) (i) (A) the Default Ratio shall exceed 4%, or (B) the Delinquency Ratio shall exceed 13% or (c) the Current Days' Sales Outstanding shall exceed 50 days or (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 3.5%, (B) the Delinquency Ratio shall exceed 12%, or
(C) the Dilution Ratio shall exceed 7.25%;

      (h) a Change in Control shall occur with respect to Seller, any Originator or York;

      (i) at any time (i) the sum of (A) the Aggregate Investment plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Purchasers' Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and Fees), and such circumstance shall not have been cured within five days;

      (j) (i) York or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

      (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA and such failure shall not be cured within 10 days, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims of $250,000 or more in the aggregate pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, York or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, York or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, York or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability in excess of $1,000,000 and such lien shall have been filed and not released within 10 days;

      (l) one or more final judgments for the payment of money shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Servicer or any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution; or

      (m) the "Purchase and Sale Termination Date" under and as defined in the Purchase and Sale Agreement shall occur under the Purchase and Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Purchase and Sale Agreement.

                                   EXHIBIT VI
                    SUPPLEMENTAL PERFECTION REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

      In addition to the representations, warranties and covenants contained in
Exhibit III and Exhibit IV hereof, the Seller hereby makes the following additional representations, warranties and covenants:

      1.    Receivables; Lock-box Accounts.

            (a) Pool Receivables. The Pool Receivables constitute "accounts", "general intangibles" or "tangible chattel paper", each within the meaning of the applicable UCC.

            (b) Lock-Box Accounts. Each Lock-Box Account constitutes a "deposit account" within the meaning of the applicable UCC.

      2. Creation of Security Interest. The Seller owns and has good and marketable title to the Pool Receivables and Lock-Box Accounts (and the related lock-boxes), free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pool Receivables and the Lock-Box Accounts (and the related lock-boxes) in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Seller.

      3.    Perfection.

            (a) General. The Seller has or has caused, or will or will cause within ten days after the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Pool Receivables from the Originators to the Seller pursuant to the Purchase and Sale Agreement and the security interest granted by the Seller to the Administrator (for the benefit of the Purchasers) in the Receivables and Lock-Box Accounts (and the related lock-boxes) hereunder.

            (b) Tangible Chattel Paper. With respect to any Pool Receivable that constitutes "tangible chattel paper", the Servicer is in possession of the original copies of the tangible chattel paper that constitute or evidence such Pool Receivables, and the Seller has filed and has caused each Originator to file, or will file or will cause each Originator to file within ten days after the date hereof, the financing statements described in paragraph (a) above, each of which will contain a statement that: "A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Administrator." The Pool Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

            (c) Lock-Box Accounts. With respect to all Lock-Box Accounts (and all related lock-boxes), the Seller has delivered to the Administrator, on behalf of the Purchasers, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrator with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective lock-box), without further consent by the Seller or the Servicer.

      4.    Priority.

            (a) Other than the transfer of the Receivables by the Originators to the Seller pursuant to the Purchase and Sale Agreement and the grant of security interest by the Seller to the Administrator (for the benefit of the Purchasers) in the Pool Receivables and Lock-Box Accounts (and the related lock-boxes) hereunder, neither the Seller nor any Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Pool Receivables or Lock-Box Accounts (and the related lock-boxes) to any other Person.

            (b) Neither the Seller nor any Originator has authorized, or is aware of, any filing of any financing statement against the Seller or any Originator that include a description of collateral covering the Pool Receivables or any other Pool Assets, other than any financing statement filed pursuant to the Purchase and Sale Agreement and the Agreement or financing statements that have been validly terminated prior to the date hereof.

            (c) The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller or any Originator.

            (d) None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Seller or the Administrator. Neither the Seller, the Servicer or any Originator has consented to any Lock-Box Bank's complying with instructions of any person other than the Administrator.

      5. Survival of Supplemental Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Exhibit VI shall be continuing, and remain in full force and effect until such time as all the Investment has finally been paid in full and all other obligations of the Seller under the Agreement or any other Transaction Documents have been fully performed.

      6. No Waiver. The parties to the Agreement: (i) shall not, without obtaining a written confirmation of the then-current rating of the Notes by the rating agencies then rating the Notes, waive any of the representations set forth in this Exhibit VI; (ii) shall provide the ratings agencies rating the Notes with prompt written notice of any breach of any representations set forth in this Exhibit VI, and (iii) shall not, without obtaining a written confirmation of the then-current rating of the Notes by the rating agencies then rating the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Exhibit VI.

      7. Seller or Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Seller or Servicer shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are requested by the Administrator on behalf of the Purchasers) to maintain and perfect, as a first-priority interest, the Administrator's security interest (for the benefit of the Purchasers) in the

Pool Assets. The Seller or Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator's security interest (for the benefit of the Purchasers in the Pool Assets as a first-priority interest. The Administrator's approval of such filings shall authorize the Seller or Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller, the Servicer, nor any Originator, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator, on behalf of the Purchasers.

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY
                                [to be inserted]

                                  Schedule I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Lock-Box Bank                     Lock-Box(es)                           Account

                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES

Organizational Name                             Trade Names / Fictitious Names

York Receivables Funding LLC                    None

                                 Schedule III-1

                                     ANNEX A

             TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           INITIAL INFORMATION PACKAGE
                                [to be inserted]

                                    Annex A-1

                                                                         ANNEX B
                          TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PURCHASE NOTICE

                                  May 12, 2004

The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Administrator and as a Purchaser Agent
1251 Avenue of the Americas
New York, New York  10020-1104

The Bank of Nova Scotia, as a Purchaser Agent
One Liberty Plaza
New York, New York  10006

Ladies and Gentlemen:

      Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of May 17, 2004, (as heretofore amended, amended and restated, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among York Receivables Funding LLC ("Seller "), York International Corporation, as Servicer, Gotham Funding Corporation, Liberty Street Funding Corp., The Bank of Nova Scotia, the various other Purchaser Groups from time to time a party thereto and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, (the "Administrator"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

      This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on ___________, [2004], for a purchase price of $____________. Subsequent to this Purchase, the Aggregate Investment will be $___________. Each Purchaser's Purchaser Group Ratable Share of such Purchase is set forth on Schedule I attached hereto.

      Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

      (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

      (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

      (iii) after giving effect to the purchase proposed hereby, the Purchased Interest will not exceed 100% and the Aggregate Investment will not exceed the Purchase Limit; and

      (iv)  the Facility Termination Date shall not have occurred.

                                    Annex B-1

      IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                                         YORK RECEIVABLES FUNDING LLC

                                         By:_______________________________
                                         Name Printed:_____________________
                                         Title:____________________________

                                    Annex B-2

                                  SCHEDULE I TO
                                 PURCHASE NOTICE

                                                                 Purchaser Group
Purchaser                                                          Ratable Share

                                    Annex B-3

                                     ANNEX C
             TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          FORM OF ASSUMPTION AGREEMENT

      THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of [______ __, ____], is among YORK RECEIVABLES FUNDING LLC (the "Seller"), [________], as purchaser (the "[_____]Conduit Purchaser"), [________], as the related committed purchaser (the "[______] Related Committed Purchaser" and together with the Conduit Purchaser, the "[_____] Purchasers"), and [________], as agent for the Purchasers (the "[______] Purchaser Agent" and together with the Purchasers, the "[_______] Purchaser Group").

                                   BACKGROUND

      The Seller and various others are parties to a certain Amended and Restated Receivables Purchase Agreement, dated as of May 17, 2004 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the "Receivables Purchase Agreement"). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      SECTION 1. This letter constitutes an Assumption Agreement pursuant to
Section 1.2(e) of the Receivables Purchase Agreement. The Seller desires [the [_____] Purchasers] [the [______] Related Committed Purchaser] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [________] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the "Commitment" under the signature of the [______] Related Committed Purchaser hereto].

      Seller hereby represents and warrants to the [________] Purchasers as of the date hereof, as follows:

      (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;

      (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase; and

      (iii) the Facility Termination Date shall not have occurred.

      SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [______] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(e) of the Receivables Purchase Agreement (including the consent of the Administrator and each of the other Purchasers party thereto) and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the

                          Annex C-1
parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement] [the [______] Related Committed Purchaser shall increase its Commitment in the amount set forth as the "Commitment" under the signature of the [______] Related Committed Purchaser, hereto].

      SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Notes issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

      SECTION 4. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

                         (continued on following page)

                                   Annex C-2

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                        [___________], as a Conduit Purchaser

                        By:_____________________________________________________
                        Name Printed:___________________________________________
                        Title:__________________________________________________

                        [Address]

                        [___________], as a Related Committed Purchaser

                        By:_____________________________________________________
                        Name Printed:___________________________________________
                        Title:__________________________________________________

                        [Address]
                        [Commitment]

                        [_____________], as Purchaser Agent for [_________]

                        By:_____________________________________________________
                        Name Printed:___________________________________________
                        Title:__________________________________________________

                        [Address]

YORK RECEIVABLES FUNDING LLC,
as Seller

By:____________________________
Name Printed:____________________
Title:___________________________

Consented and Agreed:

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as Administrator

By:____________________________
Name Printed:____________________
Title:___________________________

Consented and Agreed:

[THE PURCHASERS]

                                     ANNEX D
             TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           FORM OF TRANSFER SUPPLEMENT
                                 WITH RESPECT TO
                          YORK RECEIVABLES FUNDING LLC
               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
                              [_______ __, ______]

Section 1.

      [Commitment assigned:                                           $_________
      Assignor's remaining Commitment:                                $_________
      Investment allocable to Commitment assigned:                    $_________
      Investment assigned:](1)
      Assignor's remaining Investment:                                $_________
      Discount (if any) allocable to Investment assigned:             $_________
      Discount(if any) allocable to Assignor's remaining Investment:  $_________

Section 2.

      Effective Date of this Transfer Supplement:   [__________]

      Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in [Section 6.3(c)] [Section 6.3(e)] of the Receivables Purchase Agreement, from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a [Conduit Purchaser] [Related Committed Purchaser] under, the Amended and Restated Receivables Purchase Agreement, dated as of May 17, 2004 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the "Receivables Purchase Agreement"), among YORK RECEIVABLES FUNDING LLC, YORK INTERNATIONAL CORPORATION and various other parties.

----------
(1) Bracketed language is only applicable to assignments by Related Committed Purchasers pursuant to Section 6.3(c).

                                   Annex D-1

ASSIGNOR:                               [_________], as a [Related
                                        Committed Purchaser for
                                        [_______]] [Conduit Purchaser]

                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

ASSIGNEE:                               [_________], as a [Related
                                        Committed Purchaser for
                                        [_______]] [Conduit Purchaser]

                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        [Address]
                                        [Commitment Assigned](2)

----------
(2) Bracketed language is only applicable to assignments by Related Committed Purchasers pursuant to Section 6.3(c).

                                   Annex D-2

Accepted as of date first above written:

[___________],
  as Purchaser Agent for the
[______] Purchaser Group

By: _______________________________________________
    Name:__________________________________________
    Title:_________________________________________

                                   Annex D-3

                                     ANNEX E
             TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                             FORM OF PAYDOWN NOTICE

                             [_____________, 20___]

The Bank of Tokyo-Mitsubishi, Ltd., New York Branch
1251 Avenue of the Americas
New York, New York  10020-1104
Attention:  Securitization Group

The Bank of Nova Scotia
One Liberty Plaza
New York, New York  10006
Attention:  Norman Last

Ladies and Gentlemen:

      Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of May 17, 2004 (as heretofore amended, amended and restated, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among York Receivables Funding LLC ("Seller"), York International Corporation, as Servicer, Gotham Funding Corporation, Liberty Street Funding Corp., The Bank of Nova Scotia, the various other Purchaser Groups from time to time a party thereto and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (the "Administrator"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

      This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. Seller desires to reduce the Aggregate Investment on ______________, ___ by(3) the application of $____________ in cash to pay the Aggregate Investment and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Investment, together with all cost related to such reduction of Aggregate Investment.

----------
(3) Notice must be given at least three Business Days' prior to the requested paydown date, in the case of reductions greater than $10,000,000, or at least two Business Days prior to the requested paydown date, in case of reductions less than or equal to $10,000,000.

                                   Annex E-1

      IN WITNESS WHEREOF, the undersigned has caused this Paydown Notice to be executed by its duly authorized officer as of the date first above written.

                                            YORK RECEIVABLES FUNDING LLC

                                            By:_______________________________

                                            Name Printed:_____________________

                                            Title:____________________________

                                   Annex E-2

                                                                         ANNEX F
                          TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                   LIST OF ELIGIBLE FOREIGN OBLIGOR COUNTRIES

-     Australia
-     Canada
-     France
-     Hungary
-     Italy
-     Japan
-     Korea
-     Poland
-     Spain
-     Sweden
                                    Annex G-1